EXHIBIT 10.20

DEVELOPMENT AND SERVICES AGREEMENT
between
NEUROMETRIX, INC.
and
NOVARTIS CONSUMER HEALTH S.A.
Dated as of January 12, 2018

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS	1
ARTICLE 2	GRANT OF RIGHTS	13
2.1	Grants to NeuroMetrix.	13
2.2	Grants to GSK.	13
2.3	Sublicenses.	14
2.4	Retention of Rights.	14
2.5	Disclosure of Clinical Trial Data.	15
ARTICLE 3	DEVELOPMENT, REGULATORY AND COMMERCIALIZATION ACTIVITIES	15
3.1	Development	15
3.2	Subcontracting	16
3.3	Deliverables	17
3.4	Development Records	17
3.5	Development Reports	17
3.6	GSK Quality Audits	18
3.7	Technology Transfer	18
3.8	Open Source and Third Party IP	18
3.9	Commercial Launch Diligence	19
3.1	Non-Competition	19
ARTICLE 4	MOBILE APPLICATION AND DEVICE SOFTWARE SERVICES	20
4.1	Support Services	20
4.2	Service Level Credits.	21
4.3	Software Development Services	21
4.4	Cloud Database Services.	21
4.5	App Store Publication	21
4.6	Issuance of Support Service Level Credits	22
ARTICLE 5	COLLABORATION MANAGEMENT	22
5.1	Joint Steering Committee.	22
5.2	General Provisions Applicable to the JSC.	23
5.3	Joint IP Working Group.	24
5.4	Regulatory Coordination.	25
ARTICLE 6	PAYMENTS AND RECORDS	25
6.1	Milestones	25
6.2	Development Costs.	26
6.3	Royalty Payments by NeuroMetrix.	27
6.4	Mode of Payment.	27
6.5	Taxes.	27
6.6	Financial Records.	28

i
Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.7	Audit.	28
6.8	Right to Offset.	29
ARTICLE 7	INTELLECTUAL PROPERTY	29
7.1	Ownership of Intellectual Property.	29
7.2	Maintenance and Prosecution of Patents and Copyrights	30
7.3	Enforcement of Arising Intellectual Property Rights.	31
ARTICLE 8	CONFIDENTIALITY AND NON-DISCLOSURE	32
8.1	Confidentiality Obligations.	32
8.2	Permitted Disclosures.	33
ARTICLE 9	REPRESENTATIONS AND WARRANTIES	34
9.1	Mutual Representations and Warranties	34
9.2	Disclaimer of Warranties.	35
9.3	Anti-Bribery and Anti-Corruption Compliance	35
ARTICLE 10	INDEMNITY	36
10.1	Indemnification of Licensor.	36
10.2	Indemnification of GSK.	36
10.3	Indemnification Procedures.	37
10.4	Special, Indirect and Other Losses	38
10.5	Insurance.	38
ARTICLE 11	TERM AND TERMINATION	38
11.1	Term and Expiration.	38
11.2	Termination.	39
11.3	Rights in Bankruptcy.	40
11.4	Consequences of Termination.	41
11.5	Remedies.	42
11.6	Accrued Rights; Surviving Obligations.	42
ARTICLE 12	MISCELLANEOUS	43
12.1	Rules of Construction	43
12.2	Notices	43
12.3	Consents and Approvals	45
12.4	Counterparts	45
12.5	Entire Agreement	45
12.6	No Third-Party Beneficiaries	45
12.7	Assignment	45
12.8	Governing Applicable Law	46
12.9	Enforcement	46
12.1	Severability	47
12.11	Amendment	47
12.12	Extension; Waiver	47

ii
Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.13	Equitable Relief.	47

iii
Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

DEVELOPMENT AND SERVICES AGREEMENT
This Development and Services Agreement (the “Agreement”) is made and entered into effective as of January 12, 2018 (the “Effective Date”) by and between NeuroMetrix, Inc., a Delaware corporation (“NeuroMetrix”) and Novartis Consumer Health S.A., a société anonyme organized under the laws of Switzerland (“GSK”). NeuroMetrix and GSK are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, the Parties have entered into an Asset Purchase Agreement, dated as of the date hereof (the “Asset Purchase Agreement”) under which GSK purchased from NeuroMetrix its right, title and interest in, to and under the Device (as defined herein) and other Purchased Assets (as defined in the Asset Purchase Agreement) in the GSK Territory (as defined herein) upon the terms and subject to the conditions set forth therein; and
WHEREAS, the Parties wish to Develop the Device, to investigate potential improvements thereto and to provide and receive services necessary to Commercialize the Device, in accordance with the terms and conditions set forth below.
NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:
ARTICLE 1
DEFINITIONS
Unless otherwise specifically provided herein, the following terms shall have the following meanings:
1.1.    “Affiliate” means, with respect to a Party, any Person that, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with such Party. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means: (i) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance or otherwise; or (ii) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity). For purposes of this Agreement, SPV (as defined in the Asset Purchase Agreement) shall not be deemed to be an Affiliate of either GSK or NeuroMetrix.
1.2.    “Agreement” has the meaning set forth in the preamble hereto.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.3.    “Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act, as amended and any other applicable anti-corruption laws and laws for the prevention of fraud, racketeering, money laundering or terrorism.
1.4.    “Applicable Law” means applicable laws, rules and regulations, including any rules, regulations, guidelines or other requirements of the Regulatory Authorities, that may be in effect from time to time, which with respect to each Development activity shall be deemed to include the applicable regulations and guidances of the FDA and European Union (and national implementations thereof) that constitute good laboratory practices, good manufacturing practices and good clinical practices (and, if and as appropriate under the circumstances, International Conference on Harmonization (ICH) guidance or other comparable regulation and guidance of any applicable Regulatory Authority in the Territory).
1.5.    “Application” means the mobile application to be created by NeuroMetrix for GSK based upon the Quell Health Cloud and mobile application, as it exists on the Effective Date, as contemplated to be modified pursuant to the Development Plan.
1.6.    “Arising Copyrights” has the meaning set forth in Section 7.1.3.
1.7.    “Arising Intellectual Property Rights” means collectively the Arising Know-How, Arising Patents, Arising Copyrights and other intellectual property rights subsisting in or pursuable with respect to Arising Know-How.
1.8.    “Arising Know-How” means Information, whether or not patented or patentable, that is conceived, discovered, reduced to practice, developed, fixed in a tangible medium of expression or otherwise made (a) by or on behalf of either Party or any of its Affiliates or its or their sublicensees or subcontractors under or in connection with this Agreement or the work conducted under or in connection with the Development Plan or a Renewal Development Plan or (b) by or on behalf of NeuroMetrix or any of its Affiliates or its or their sublicensees or subcontractors at any time from December 22, 2017 to the Effective Date that relates to the Device.
1.9.    “Arising Patents” has the meaning set forth in Section 7.1.3.
1.10.    “[***]
1.11.    “Asset Purchase Agreement” has the meaning set forth in the Recitals hereto.
1.12.    “Auditor” has the meaning set forth in Section 6.6.2.
1.13.    “Breaching Party” has the meaning set forth in Section 11.2.1.
1.14.    “Bug Fix” means a resolution of a definable problem within the code or database layer of the Product Software that causes any existing functionality of the Product Software to break or lack functionality to accomplish a particular task or which results in a degradation of performance. For clarity, Bug Fixes make the Product Software “correct”, not necessarily subjectively and/or objectively “better”.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.15.    “Business” means that portion of the business of NeuroMetrix, directly or indirectly, consisting of the Exploitation of the Device, as contemplated to be conducted as of the Effective Date.
1.16.    “Business Day” means a day other than a Saturday or Sunday or a day on which banking institutions in New York, New York are permitted or required to be closed.
1.17.    “Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date and the last Calendar Quarter shall end on the last day of the Term.
1.18.    “Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.
1.19.    “Cloud Database” means the database(s) and other associated resources to be developed and maintained by GSK, with NeuroMetrix’s support as set forth in Section 4, and which substantially replicates the functionality of the Quell Health Cloud, as it exists on the Effective Date, and as modified pursuant to Article 3.
1.20.     “Commercialization” means any and all activities directed to the preparation for sale of, offering for sale of or sale of the Device, including activities related to marketing, promoting, distributing and importing such Device, and interacting with Regulatory Authorities regarding any of the foregoing. When used as a verb, “to Commercialize” and “Commercializing” mean to engage in Commercialization and “Commercialized” has a corresponding meaning.
1.21.    “Commercially Reasonable Efforts” means: with respect to the performance of Development activities or commercial launch activities with respect to the Device by a Party, the carrying out of such activities using efforts and resources that such Party would typically devote to products of similar market potential at a similar stage in development or product life of similar market potential at a similar stage in development or product life, taking into account all scientific, commercial and other factors that the Party would take into account, including issues of safety and efficacy, expected and actual cost and time to develop, expected and actual profitability (including payments required hereunder), expected and actual competitiveness of alternative Third Party products in the marketplace, the nature and extent of expected and actual market exclusivity (including patent coverage), the expected likelihood of regulatory approval, the expected and actual labeling, the expected and actual reimbursability and pricing and the expected and actual amounts of marketing and promotional expenditures required.
1.22.    “Completed Responses” has the meaning set forth in Section 4.8.
1.23.    “Confidential Information” has the meaning set forth in Section 8.1.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.24.    “Confidentiality Agreements” means (a) that certain Confidential Disclosure Agreement dated as of May 8, 2017, by and between NeuroMetrix and GlaxoSmithKline, LLC, an Affiliate of GSK and (ii) that certain Standstill Agreement, dated as of July 19, 2017, by and between NeuroMetrix and GlaxoSmithKline, LLC, an Affiliate of GSK.
1.25.    “Copyleft License” means any license that requires, as a condition of use, modification or distribution of Software, other Information or intellectual property subject to such license, that such Software, other Information or intellectual property (and any other Software, other Information or intellectual property incorporated into, derived from, used or distributed with such Software, other Information or intellectual property): (a) in the case of Software, be made available (whether or not publicly) or distributed in a form (e.g., source code) other than binary, (b) be licensed for the purpose of preparing derivative works, (c) be licensed under terms that allow the products or services or portions thereof or interfaces therefor to be reverse engineered, decompiled, reverse assembled or disassembled or (d) be redistributable free of charge. Copyleft Licenses include, without limitation, the GNU General Public License, the GNU Lesser General Public License, the GNU Affero General Public License, the Mozilla Public License, the Common Development and Distribution License, the Eclipse Public License and all Creative Commons “sharealike” licenses.
1.26.    “Copyright” means all copyrights, mask works, and other rights in any works of authorship of any type, in all forms, media or medium, now known or hereinafter developed, and whether or not completed, published, or used, including all drafts, plans, sketches, artwork, layouts, copy, designs, photographs, illustrations, collections, serials, printed or graphic matter, slides, compilations, serials, promotions, audio or visual recordings, transcriptions, databases, Software, and all derivative works, translations, adaptations, or combinations of any of the foregoing, all registrations and applications therefor and all extensions, restorations, and renewals of any of the foregoing, all worldwide rights and priorities afforded under any Applicable Law with respect to any of the foregoing, and all termination rights, moral rights, rights of publicity, author rights and all other rights associated therewith.
1.27.    “Critical Vendors” means the Third Parties set forth on Schedule 1.27.
1.28.    “Design and Regulatory Documentation” means all (a) designs, schematics, specifications and quality, testing and release procedures; (b) applications (including all applications for Regulatory Approvals), registrations and licenses (including Regulatory Authorizations); (c) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all adverse event files and complaint files; (d) clinical and other data contained or relied upon in any of the foregoing; and (e) all technical files maintained by NeuroMetrix for purposes of demonstrating compliance with the EU Medical Devices Directive; in each case of clauses (a) through (e) to the extent relating to the Device.
1.29.    “Development” means all activities related to research, pre-clinical and other non-clinical testing, test method development, design, engineering, process development, manufacturing scale-up, qualification and validation, quality assurance/quality control, clinical studies, including Manufacturing in support thereof, statistical analysis and report writing, the preparation and submission of applications for Regulatory Approval, regulatory affairs with respect

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval. When used as a verb, “Develop” means to engage in Development.
1.30.    “Development Costs” means the FTE Costs (charged in accordance with Section 6.2.1) incurred and the direct out-of-pocket costs recorded as an expense, in accordance with GAAP, by or on behalf of NeuroMetrix or any of its Affiliates after the first (1st) anniversary of the Effective Date during the Term that are specifically identified in or reasonably allocable to the Development of a Device in accordance with this Agreement and the applicable Development Plan or Renewal Development Plan; provided, however, that such costs shall be included in “Development Costs” with respect to a particular activity only to the extent less than or equal to the amounts set forth in the Development Plan or Renewal Development Plan for such activity (subject to permitted overruns pursuant to Section 6.2.2). For clarity, Development Costs shall not include costs for general overhead, postage, communications, photocopying, printing or internet expense, professional dues, operating supplies, laboratory supplies, printers, photocopiers, fax machines or other office equipment, laboratory equipment, computers or computer service charges or any costs that are subsumed within the definition of FTE Costs.
1.31.    “Development Plan” has the meaning set forth in Section 3.1.1(i).
1.32.    “Device” means a device (including all associated Software, mobile applications and associated cloud database services) that is based upon the Quell device marketed by NeuroMetrix as of the date hereof, as contemplated to be modified or developed pursuant to the Development Plan, and including any modifications or developments made separately by or on behalf of GSK.
1.33.    “Device Software” means all Software embedded within the Device (e.g., firmware).
1.34.    “Disaster” means material damage to or destruction (e.g., fire, flood, hurricane, tornado, terrorism, sabotage, contamination, or the like) of the data center that hosts the Quell Health Cloud and/or end user data that renders the Application or a material subset of the Application (e.g., backups to the Quell Health Cloud) inoperable and unrecoverable.
1.35.    “Dollars” or “$” means United States Dollars.
1.36.    “Effective Date” has the meaning set forth in the preamble hereto.
1.37.    “Electrode” means the electrodes that work with the Quell 2 device.
1.38.    “EMA” means the European Medicines Agency and any successor agency thereto.
1.39.    “EU Medical Devices Directive” means Council Directive 93/42/EEC of 14 June 1993 concerning medical devices, as amended or supplemented from time to time.
1.40.    [***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.41.    “European Union” means the economic, scientific and political organization of member states as it may be constituted from time to time.
1.42.    “Exceptions” has the meaning set forth in Section 4.2.2.
1.43.    “Exploit” means to make, have made, import, use, sell or offer for sale, including to research, Develop, Commercialize, register, Manufacture, have Manufactured, hold or keep (whether for disposal or otherwise), have used, export, transport, distribute, promote, market or have sold or otherwise dispose of. “Exploitation” means the act of Exploiting a compound, product or process.
1.44.    “FDA” means the United States Food and Drug Administration and any successor agency thereto.
1.45.    “FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions and modifications thereto).
1.46.    “Field” means transcutaneous electrical nerve stimulation for treatment of pain.
1.47.    “First Commercial Sale” means, with respect to the Device and a country, the first sale for monetary value by the GSK division headquartered in such country for use or consumption by the end user of such Device in such country. GSK’s, its Affiliates’ or its or their sublicensees’ transfer of any Device to an Affiliate or sublicensee shall not be construed as a First Commercial Sale.
1.48.    “FTE” means the equivalent of the work of one (1) employee full time for one (1) Calendar Year (consisting of at least a total of [***] hours per Calendar Year) of work directly related to the Development of a Device. No additional payment shall be made with respect to any person who works more than [***] hours per Calendar Year and any person who devotes less than [***] hours per Calendar Year (or such other number as may be agreed by the JSC) shall be treated as an FTE on a pro rata basis based upon the actual number of hours worked divided by [***].
1.49.    “FTE Costs” means, with respect to NeuroMetrix for any period, the applicable FTE Rate multiplied by the applicable number of FTEs of NeuroMetrix performing Development activities during such period in accordance with the applicable Development Plan.
1.50.    “FTE Rate” means, as of the Effective Date, as set forth in Schedule 1.50; provided that such rate shall be adjusted annually, with each annual adjustment effective as of January 1 of each Calendar Year, with the first such annual adjustment to be made as of January 1, 2019, based on each Party’s change in the fully absorbed cost of a full-time employee in the applicable functional area from the previous January 1.
1.51.    “GAAP” means, with respect to a Party or its Affiliates or its or their sublicensees, United States generally accepted accounting principles, International Financial

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Reporting Standards or such other similar national standards as such Party, Affiliate or its or their sublicensee adopts, in each case, consistently applied.
1.52.    “Government Official” has the meaning set forth in Schedule 9.3.1.
1.53.    “GSK” has the meaning set forth in the preamble hereto.
1.54.    “GSK Arising Copyrights” has the meaning set forth in Section 7.1.3.
1.55.    “GSK Arising Patents” has the meaning set forth in Section 7.1.3.
1.56.    “GSK Background Intellectual Property” means the GSK Purchased Patents and the rights and licenses granted to GSK under the Buyer License Agreement (as defined in the Asset Purchase Agreement).
1.57.    “GSK Clinical Trial Data” means any Information, including aggregated data and any final clinical trial reports, arising from clinical trials conducted by GSK with respect to the Device during the Term.
1.58.    “GSK Indemnified Party” has the meaning set forth in Section 10.2.
1.59.    “GSK Only Improvement” has the meaning set forth in Section 2.1.
1.60.    “GSK Purchased Patents” means the Purchased Patents, as such term is defined in the Asset Purchase Agreement.
1.61.    “GSK Territory” means the entire world, other than the United States.
1.62.    “Indemnified Party” has the meaning set forth in Section 10.3.1.
1.63.    “Indemnifying Party” has the meaning set forth in Section 10.3.1.
1.64.    “Information” means all technical, scientific and other know-how and information, trade secrets and other discoveries, concepts, inventions (whether or not patentable and whether or not reduced to practice), invention disclosures, improvements, proprietary information, confidential information, knowledge, technology, means, methods, processes, processing methods, practices, formulae, instructions, skills, techniques, procedures, manufacturing techniques, logics, algorithms, schematics, work-flow diagrams, work product, experiences, ideas, technical assistance, designs, design rights, drawings, assembly procedures, Software, apparatuses, specifications, databases, compilations of data, data (excluding personally identifiable information) and aggregated data, data analytics, results and other material; provided that Information will not include (i) raw data obtained, compiled, generated or held by NeuroMetrix relating to customers based outside the GSK Territory and included in the cloud application named by NeuroMetrix as the “Quell Health Cloud”; (ii) lists of customers outside the GSK Territory and obtained, compiled, generated or held by NeuroMetrix; and (iii) business and marketing plans outside the GSK Territory and obtained, generated or held by NeuroMetrix.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.65.    “Infringement” has the meaning set forth in Section 7.3.1.
1.66.    “Initial Term” has the meaning set forth in Section 11.1.
1.67.    “Invoiced Sales” has the meaning set forth in the definition of “Net Sales.”
1.68.    “Joint Arising Intellectual Property Rights” means any Arising Intellectual Property Rights other than Arising Copyrights and Arising Patents.
1.69.    “Joint Development Activities” has the meaning set forth in Section 3.1.1.
1.70.    “Joint IP Working Group” has the meaning set forth in Section 5.3.
1.71.    “Joint Steering Committee” or “JSC” has the meaning set forth in Section 5.1.
1.72.    “Knowledge” (and similar phrases) means, with respect to any matter in question, the actual knowledge of a Party’s officers after making due inquiry of the other managers and employees of such Party having primary responsibility for such matter.
1.73.    “Losses” has the meaning set forth in Section 10.1.
1.74.    “Manufacture” and “Manufacturing” means all activities related to the production, manufacture, processing, packaging, labeling, shipping and holding of the Device or any component or part therein, including process development, process qualification and validation, scale-up, manufacture and analytic development, quality assurance and quality control.
1.75.    “Manufacturing Process” has the meaning set forth in Section 3.7.1.
1.76.    “Material European Interruption” means any event, change, circumstance, effect or other matter of a regulatory, safety, technical or commercial nature, that has, or could reasonably be expected to have, either individually or in the aggregate with all other events, changes, circumstances, effects or other matters, a material adverse effect on the Exploitation of the Device in the European Union by GSK.
1.77.    “Milestone Country” means each of [***].
1.78.    “Nano Specifications” has the meaning set forth on Schedule 1.78.
1.79.    “Net Sales” means, with respect to a Device (which for purposes of this definition shall also include any modifications or developments made separately by or on behalf of NeuroMetrix after the date that a termination by NeuroMetrix pursuant to Section 11.2.6 becomes effective) for any period, the gross amount billed or invoiced by NeuroMetrix, its Affiliates or its or their sublicensees to Third Parties for the sale of a Device (the “Invoiced Sales”), less deductions for:
1.79.1.    normal and customary trade, quantity and prompt settlement discounts (including chargebacks and allowances) actually allowed;

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.79.2.    amounts repaid or credited by reason of rejection, return or recall of goods, rebates or bona fide price reductions;
1.79.3.    freight, postage, shipping and insurance expenses to the extent that such items are included in the gross amount invoiced;
1.79.4.    customs and excise duties and other taxes or duties related to the sales to the extent that such items are included in the gross amount invoiced;
Any of the deductions listed above that involves a payment by NeuroMetrix, its Affiliates or its or their sublicensees shall be taken as a deduction in the Calendar Quarter in which the payment is accrued by such entity. For purposes of determining Net Sales, a Device shall be deemed to be sold when invoiced and a “sale” shall not include transfers or dispositions of such Device for pre-clinical or clinical purposes or as samples, in each case, without charge. NeuroMetrix’s, its Affiliates’ or its or their sublicensees’ transfer of any Device to an Affiliate or sublicensee shall not result in any Net Sales.
1.79.5.    Subject to the above, Net Sales shall be calculated in accordance with the standard internal policies and procedures of NeuroMetrix, its Affiliates or its or their sublicensees, in accordance with GAAP or IFRS.
1.80.    “NeuroMetrix” has the meaning set forth in the preamble hereto.
1.81.    “NeuroMetrix Arising Copyrights” has the meaning set forth in Section 7.1.3.
1.82.    “NeuroMetrix Arising Patents” has the meaning set forth in Section 7.1.3.
1.83.    “NeuroMetrix Background Intellectual Property” means the NeuroMetrix Patents and the rights and licenses granted to NeuroMetrix under the Seller License Agreement (as defined in the Asset Purchase Agreement).
1.84.    “NeuroMetrix Clinical Trial Data” means any Information, including aggregated data and any final clinical trial reports, arising from clinical trials conducted by NeuroMetrix with respect to the Device during the term of the Term (including those trials that are ongoing as of the Effective Date).
1.85.    “NeuroMetrix Indemnified Party” has the meaning set forth in Section 10.1.
1.86.    “NeuroMetrix Patents” means all pending current and future United States Patents and applications for a United States Patent which are counterparts of the GSK Purchased Patents, including (i) the United States part of any PCT applications in the GSK Purchased Patents and (ii) United States Patents and applications therefor which have a common priority claim as any of the GSK Purchased Patents or from which any of the GSK Purchased Patents claim priority.
1.87.    “NeuroMetrix Territory” means the United States.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.88.    “Non-Breaching Party” has the meaning set forth in Section 11.2.1.
1.89.    “Notice Period” has the meaning set forth in Section 11.2.1.
1.90.    “Notified Body” means an entity licensed, authorized or approved by the applicable Regulatory Authority to assess and certify the conformity of a medical device with the requirements of the EU Medical Devices Directive and applicable harmonized standards.
1.91.    “Open Source Software” means any Software, including any source code or Software library and any intellectual property in such Software, subject to (i) a license meeting the Open Source Definition (as promulgated by the Open Source Initiative), (ii) a license meeting the Free Software Definition (as promulgated by the Free Software Foundation), or (iii) any substantially similar license to either of the foregoing, including any license approved by the Open Source Initiative, any Creative Commons License, and any Copyleft License.
1.92.    “Party” and “Parties” have the meaning set forth in the preamble hereto.
1.93.    “Patents” means all issued patents and applications therefor, including all applications and filings made pursuant to the Patent Cooperation Treaty (PCTs), the European Patent Convention (EPs) or any other multi-national agreement (including the country and/or regional designations therein), provisionals, non-provisionals, converted provisionals, requests for continued examination, continuations, divisionals, continuations-in-part, substitutions, additions, reexaminations and reissues, oppositions, inter partes review, post-grant review, transitional program for covered business method patent review, derivation proceedings, or other proceedings established by the America Invents Act, all rights in respect of utility models, petty patents, innovation patents and design patents (also known as registered or industrial designs) and certificates of invention, and all worldwide rights and priorities afforded under any Applicable Law with respect to any of the foregoing, and all extensions (including Supplementary Protection Certificates), restorations, and renewals of any of the foregoing.
1.94.    “Payment” has the meaning set forth in Section 6.5.1.
1.95.    “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.
1.96.    “Product Software” means the Application, the Device Software, and any Software provided by NeuroMetrix that configures the Cloud Database or facilitates communication between the Application and the Cloud Database.
1.97.    “Prototype” means any prototype, engineering sample or other pre-production version of the Device.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.98.    “Regulatory Approval” means, with respect to a country, any and all approvals, licenses, clearances, CE marking certifications, registrations or authorizations of any Regulatory Authority necessary or useful to commercially distribute, sell or market a Device in such country, including, where applicable, (a) pricing or reimbursement approval in such country, (b) pre- and post-approval marketing authorizations (including any prerequisite manufacturing approval or authorizations related thereto), (c) labeling approval and (d) technical, medical and scientific licenses.
1.99.    “Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities or any Notified Body regulating or otherwise exercising authority with respect to the Exploitation of the Device, including the FDA in the United States and the competent authorities of the European Union.
1.100.    “Regulatory Authorizations” means (a) all licenses, permits, certificates, clearances, Regulatory Approvals, exemptions, approvals, consents and other authorizations, including those prepared for submission to or issued by any Regulatory Authority or research ethics committee (including pre-market notification clearances, pre-market approvals, investigational device exemptions, non-clinical and clinical study authorizations, product re-certifications, manufacturing approvals and authorizations, CE marking certifications, pricing and reimbursement approvals, labeling approvals, registration notifications or their foreign equivalent), that are required for or relate to the Exploitation of the Device; and (b) all applications, supporting files, writings, data, studies and reports, and all correspondence to, with, or from the FDA or any other Regulatory Authority or research ethics committee, relating to any license, permit, certificate, clearance, Regulatory Approval, exemption, approval, consent or other authorization described in clause (a).
1.101.    “Regulatory Documentation” means: all (i) applications, registrations, licenses, authorizations and approvals (including Regulatory Approvals); (ii) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all adverse event files and complaint files; and (iii) clinical and other data contained or relied upon in any of the foregoing; in each case ((i), (ii) and (iii)) relating to the Device.
1.102.    “Renewal Development Plan” has the meaning set forth in Section 3.1.2(i).
1.103.    “Renewal Period” has the meaning set forth in Section 11.1.
1.104.    “Resolve” (including “Resolved”, “Resolution” and correlative capitalized terms) means that, as to any problem, error or other issue impacting the Product Software, NeuroMetrix has remedied the root cause of the issue (e.g., by implementing a Bug Fix) such that the functionality and performance of the Product Software is fully restored in all respects.
1.105.    “Restricted Period” means the period commencing on the Effective Date and ending on the [***] anniversary of the date of termination or expiration without renewal of this Agreement.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.106.    “Scheduled Maintenance” has the meaning set forth in Section 4.1.6.
1.107.    “Senior Management” means, with respect to NeuroMetrix, its [***] and with respect to GSK, its [***]
1.108.    “Service Level Credits” has the meaning set forth in Section 4.3.
1.109.    “Service Level Failure” means a failure to fully perform or provide a service in compliance with the terms set forth herein.
1.110.    “Service Levels” means the defined severity levels and corresponding required service level responses, response times, Resolution and Resolution times referred to in Section 4.1.2, Section 4.1.3 and Section 4.2.
1.111.    “Software” means all computer software, programs, code and databases in any form, including Internet web sites, web content and links, source code (including all programmer comments), object code, pseudocode, algorithms, development tools, operating systems and specifications, data, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms and data forms, and all versions, updates, corrections, derivations enhancements and modifications thereof, and all related documentation, developer notes, flowcharts, comments, annotations files, records and data on all media on which any of the foregoing is recorded.
1.112.    “Support Request” has the meaning set forth in Section 4.1.3.
1.113.    “Support Services” means NeuroMetrix’s support of the then-current version and release of the Product Software, and the two prior versions in accordance with Article 4.
1.114.    “Term” means the Initial Term and the Renewal Period(s), if any.
1.115.    “Terminated Territory” has the meaning set forth in Section 11.4.4.
1.116.    “Termination Notice” has the meaning set forth in Section 11.2.1.
1.117.    “Territory” means the NeuroMetrix Territory and the GSK Territory.
1.118.    “Third Party” means any Person other than NeuroMetrix, GSK and their respective Affiliates.
1.119.    “Third Party Claims” has the meaning set forth in Section 10.1.
1.120.    “Triad” means Triad Semiconductor, Inc.
1.121.    “United States” or “U.S.” means the United States of America and its territories and possessions (including the District of Columbia and Puerto Rico).
1.122.    “VAT” has the meaning set forth in Section 6.4.2.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.123.    [***].

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 2
GRANT OF RIGHTS
2.1.    Grants to NeuroMetrix.     Subject to Sections 2.3 and 2.4.1, GSK (on behalf of itself and its Affiliates) hereby grants to NeuroMetrix:
2.1.1.    an exclusive, sublicensable, royalty-free, fully paid-up right and license under the GSK Background Intellectual Property in the GSK Territory solely to Develop, Manufacture and have Manufactured products in the Field solely for Commercialization of the products in the NeuroMetrix Territory;
2.1.2.     an exclusive, sublicensable, royalty-free, fully paid-up right, license and right of reference under the GSK Arising Patents and the GSK Arising Copyrights in the GSK Territory solely to Develop, Manufacture and have Manufactured products in the Field solely for Commercialization of the products in the NeuroMetrix Territory;
2.1.3.    an exclusive, sublicensable, royalty-free, fully paid-up right, license and right of reference under the GSK Clinical Trial Data solely (a) to Develop, Manufacture and have Manufactured products in the Field solely for Commercialization of the products in the NeuroMetrix Territory and (b) to Commercialize products in the Field in the NeuroMetrix Territory; and
2.1.4.    a non-exclusive, sublicensable, royalty-free, fully paid-up right and license under the GSK Background Intellectual Property solely to sell or provide Electrodes in Canada to customers who have acquired the Device prior to the Effective Date, which license shall terminate automatically thirty (30) days after delivery of notice by GSK to NeuroMetrix of GSK’s intent to begin Commercializing the Device in Canada.

Notwithstanding the foregoing, in the event the Development Plan or Renewal Development Plan, as the case may be, identifies any deliverable or item as being solely for the benefit of GSK (each, a “GSK Only Improvement”), to the extent any Patent, Copyright or Information claims, covers, protects or otherwise directly relates to such GSK Only Improvement, such Patent, Copyright and Information shall be excluded from the grants set forth above.
2.2.    Grants to GSK.      Subject to Sections 2.3 and 2.4.2, NeuroMetrix (on behalf of itself and its Affiliates) hereby grants to GSK:
2.2.1.    an exclusive, sublicensable, royalty-free, fully paid-up right and license under the NeuroMetrix Background Intellectual Property in the NeuroMetrix Territory solely to Develop, Manufacture, and have Manufactured products in the Field solely for Commercialization of the products in the GSK Territory;

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.2.2.     an exclusive, sublicensable, royalty-free, fully paid-up right, license and right of reference under the NeuroMetrix Arising Patents and the NeuroMetrix Arising Copyrights in the NeuroMetrix Territory solely to Develop, Manufacture and have Manufactured products in the Field solely for Commercialization of the products in the GSK Territory; and
2.2.3.    an exclusive, sublicensable, royalty-free, fully paid-up right, license and right of reference under the NeuroMetrix Clinical Trial Data solely (a) to Develop, Manufacture and have Manufactured products in the Field solely for Commercialization of the products in the GSK Territory and (b) to Commercialize products in the Field in the GSK Territory.
2.3.    Sublicenses.      Subject to Section 5.6 of the Asset Purchase Agreement, either Party shall have the right to grant sublicenses (or further rights of reference), through multiple tiers of sublicensees, under the licenses and rights of reference granted in Section 2.1 and Section 2.2, as applicable, to its Affiliates and other Persons; provided that any such sublicenses shall be consistent with the terms and conditions of this Agreement. A copy of any sublicense agreement with a Third Party executed by a Party shall be provided to the other Party within thirty (30) days after its execution; provided that the financial and any other terms of any such sublicense agreement not pertinent to an understanding of a Party’s obligations or benefits under this Agreement may be redacted.
2.4.    Retention of Rights.
2.4.1.    GSK expressly retains for itself the right (including the right to grant licenses) under the GSK Background Intellectual Property, the GSK Arising Patents, the GSK Arising Copyrights and the GSK Clinical Trial Data, to Develop, Manufacture and have Manufactured products in the Field for Commercialization of the products in the GSK Territory, and such retained rights shall be antecedent to the rights granted in Section 2.1 to NeuroMetrix. Except as expressly provided herein, GSK grants to NeuroMetrix no other right or license, including any rights or licenses to any other Patent, Copyright, Information or intellectual property rights not otherwise expressly granted herein.
2.4.2.    NeuroMetrix expressly retains for itself the right (including the right to grant licenses) under the NeuroMetrix Background Intellectual Property, the NeuroMetrix Arising Patents, the NeuroMetrix Arising Copyrights and the NeuroMetrix Clinical Trial Data, to Develop, Manufacture and have Manufactured products in the Field for Commercialization of the products in the NeuroMetrix Territory, and such retained rights shall be antecedent to the rights granted in Section 2.2 to GSK. Except as expressly provided herein, NeuroMetrix grants to GSK no other right or license, including any rights or licenses to any other Patent, Copyright, Information or intellectual property rights not otherwise expressly granted herein.
2.5.    Disclosure of Clinical Trial Data.
2.5.1.    Subject to Applicable Law, GSK shall, and shall cause its Affiliates to, without additional compensation, disclose and make available to NeuroMetrix GSK Clinical Trial Data (a) that is in existence as of the Effective Date, promptly after the Effective Date and (b)

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

that comes into existence after the Effective Date, promptly after the completion of the final clinical trial report with respect to such GSK Clinical Trial Data.
2.5.2.    Subject to Applicable Law, NeuroMetrix shall, and shall cause its Affiliates to, without additional compensation, disclose and make available to GSK NeuroMetrix Clinical Trial Data (a) that is in existence as of the Effective Date, promptly after the Effective Date and (b) that comes into existence after the Effective Date, promptly after the completion of the final clinical trial report with respect to such NeuroMetrix Clinical Trial Data.
ARTICLE 3
DEVELOPMENT, REGULATORY AND COMMERCIALIZATION ACTIVITIES
3.1.    Development.
3.1.1.    Joint Development During Initial Term.
(i)    Attached hereto as Schedule 3.1.1 is the initial plan for the Development of the initial Device and the Application during the Initial Term (the “Development Plan”), which plan shall assign responsibility for Development activities between the Parties (such activities, “Joint Development Activities”) and a budget for such activities (in accordance with Section 3.1.1(iii)).
(ii)    The JSC shall review each Development Plan regularly for the purpose of considering appropriate amendments thereto. In addition, either Party, through its representatives on the JSC, may propose amendments to any Development Plan for Joint Development Activities at any time, which amendments shall not be effective unless approved by both Parties through their representatives on the JSC; provided, that GSK shall have the right to amend any Development Plan without the consent of NeuroMetrix if GSK, in its reasonable discretion, determines that such amendment is necessary (a) for Device user-safety reasons or (b) to assure GSK’s compliance with Applicable Law.
(iii)    During (a) the [***] year of the Initial Term, but no later than [***], and (b) if this Agreement has not been terminated pursuant to Section 11.2.5, the [***] year of the Initial Term, but no later than [***], NeuroMetrix shall, in each case ((a) and (b)), submit to GSK a plan and budget detailing the proposed continued Development activities in the Field for, in the case of clause (a), the [***] year of the Initial Term, and in the case of clause (b), the [***] year of the Initial Term. The Parties shall meet to discuss such proposed Development Plan and agree through their respective representatives on the JSC upon a Development Plan that is mutually acceptable to the Parties. If the Parties have not agreed on a Development Plan by [***] of the same Calendar Year, either Party shall have the right to terminate this Agreement pursuant to Section 11.2.5.
(iv)    Under the direction and supervision of the JSC, each Party shall perform the Joint Development Activities assigned to it under the applicable Development Plan and shall use Commercially Reasonable Efforts to do so in accordance with the timelines set forth in the Development Plan. Each Party shall perform or cause to be performed, any and all of

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

its Joint Development Activities in accordance with the Development Plan (including with respect to NeuroMetrix, the budget set forth therein) and in good scientific manner and in compliance with all Applicable Law by allocating sufficient time, effort, equipment, and skilled personnel to complete such Joint Development Activities.
(v)    If NeuroMetrix is in breach of its obligation to perform any Joint Development Activity and fails to remedy such breach within [***] days after written notice thereof from GSK, GSK shall have the right, at GSK’s sole election, and without limitation to any other right or remedy available to GSK, to assume and complete some or all of such Joint Development Activities assigned to NeuroMetrix under the Development Plan.
3.1.2.    Development During Renewal Period(s).
(i)    During (a) the [***] year of the Initial Term, but no later than [***] and, (b) during any Renewal Period, but no later than [***] of the relevant year, NeuroMetrix shall, in each case ((a) and (b)), submit a plan and budget detailing the proposed continued Development activities in the Field for the following year to GSK for discussion (each such plan, a “Renewal Development Plan”). The Parties shall meet to discuss the applicable Renewal Development Plan and agree through their respective representatives on the JSC upon a Renewal Development Plan that is mutually acceptable to the Parties. If the Parties have not agreed on a Renewal Development Plan by [***] of the same Calendar Year, such Renewal Development Plan shall be deemed to be rejected by the Parties.
(ii)    Either Party, through its representatives on the JSC, may propose amendments to any Renewal Development Plan any time, which amendments shall not be effective unless approved by both Parties through their representatives on the JSC; provided, that GSK shall have the right to amend any Renewal Development Plan without the consent of NeuroMetrix if GSK, in its reasonable discretion, determines that such amendment is necessary (a) for Device user-safety reasons or (b) to assure GSK’s compliance with Applicable Law.
(iii)    Under the direction and supervision of the JSC, NeuroMetrix shall perform the Development activities assigned to it under the applicable Renewal Development Plan and shall use Commercially Reasonable Efforts to do so in accordance with the timelines set forth in such Renewal Development Plan. NeuroMetrix shall perform or cause to be performed, any and all of its Development activities in accordance with the applicable Renewal Development Plan (including the budget set forth therein) and in good scientific manner and in compliance with all Applicable Law by allocating sufficient time, effort, equipment, and skilled personnel to complete such Development activities.
3.2.    Subcontracting    . Subject to Section 7.1.4, each Party shall have the right to subcontract its Development activities under Section 3.1 to a Third Party without the approval of the other Party; provided that no such permitted subcontracting shall relieve the subcontracting Party of any obligation (except to the extent satisfactorily performed by such subcontractor).
3.3.    Deliverables    .

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.3.1.    Prototype. NeuroMetrix shall deliver to GSK (i) Prototypes in such quantities and at such times as are set forth in the applicable Development Plan or Renewal Development Plan, and (ii) such reasonable quantities of additional then-current Prototypes as GSK may reasonably request from time to time. GSK shall pay to NeuroMetrix the reasonable out-of-pocket cost of such Prototypes within [***] days after delivery thereof.
3.3.2.    Interim Components. NeuroMetrix shall deliver to GSK components of the Device (including Software) (i) in such quantities and at such times as are set forth in the applicable Development Plan or Renewal Development Plan, and (ii) such additional then-current components of the Device (including Software) as GSK may request from time to time. GSK shall pay to NeuroMetrix the reasonable out-of-pocket cost of such components within [***] after delivery thereof. In furtherance of the foregoing, until such time as GSK otherwise notifies NeuroMetrix, NeuroMetrix shall deliver no later than [***] Business Days after the end of each month during the Calendar Year a complete copy (in source code format, to include all programmer comments) of all Device Software and all Software integrated into the Application. In addition to the foregoing, upon GSK’s request, NeuroMetrix shall provide such demonstrations of the Application and any Software in such format as GSK may reasonably request.
3.3.3.    Design and Regulatory Documentation. Within [***] days after the end of each Calendar Quarter during the Term, NeuroMetrix shall deliver to GSK all Design and Regulatory Documentation that came into existence or was generated during such Calendar Quarter.
3.4.    Development Records    . Each Party shall maintain, in good scientific manner, complete and accurate books and records pertaining to their respective Development of the Device hereunder, in sufficient detail to verify compliance with its obligations under this Agreement and which shall be appropriate for patent and regulatory purposes, in compliance with Applicable Law and properly reflect all work done and results achieved in the performance of its Development activities hereunder. Such books and records shall be retained by NeuroMetrix or GSK, as the case maybe for at least three (3) years after the expiration or termination of this Agreement in its entirety or for such longer period as may be required by Applicable Law. Each Party shall have the right, during normal business hours and upon reasonable notice, to inspect and copy all records of the other Party maintained pursuant to this Section 3.4; provided that the inspecting Party shall maintain such records and the information disclosed therein in confidence in accordance with Article 8.
3.5.    Development Reports    . Each Party shall provide to the JSC a detailed report regarding its Development activities under Section 3.1 within [***] days after the end of each Calendar Quarter. Such report shall contain (a) sufficient detail to enable a Party to assess the compliance by the other Party with the applicable Development Plan or Renewal Development Plan, as applicable, and (b) information regarding any defects and bugs identified or resolved through the date of such report.
3.5.1.    Adverse Events Reporting. To the extent required by Applicable Law, the Parties shall enter into an agreement on commercially reasonable terms to jointly collect and report adverse events in the GSK Territory and the NeuroMetrix Territory, including pursuant

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to Manufacturer and User Facility Device Experience and other comparable foreign law relating to the subject matter thereof.
3.6.    GSK Quality Audits    . At the request of GSK, NeuroMetrix shall, and shall use Commercially Reasonable Efforts to cause each of its Critical Vendors to, permit GSK or GSK’s agent or designee, at reasonable times and upon reasonable notice, to conduct a vendor quality audit of NeuroMetrix and such Critical Vendor; provided, that any such audit of NeuroMetrix shall be to ensure compliance with GSK quality standards, and any such audit of a Critical Vendor shall be [***].
3.7.    Technology Transfer    .
3.7.1.    Manufacture and Supply. NeuroMetrix shall, when and as requested by GSK, transfer to GSK or its designee (which designee may be an Affiliate, sublicensee or a Third Party manufacturer) that of NeuroMetrix’s Information relating to the Manufacture of the Device, including, for clarity, the then-current process for the Manufacture of the Devices as may be requested by GSK, as well as any improvements or enhancements to such processes (the “Manufacturing Process”) in such form as GSK may reasonably request, and provide such support as may be necessary or reasonably useful to GSK or its designee to use and practice the Manufacturing Process, including by using Commercially Reasonable Efforts to assist GSK or its designee to enter into agreements with any of NeuroMetrix’s Third Party manufacturers. Except to the extent that a transfer of the Manufacturing Process is requested in connection with a breach of this Agreement by NeuroMetrix, [***].
3.7.2.    Quality Management System. NeuroMetrix shall, when and as requested by GSK, transfer to GSK or its designee (which designee may be an Affiliate, sublicensee or a Third Party) the protocols, procedures and such other information and material relating to the quality management system for the Device, in such form as GSK may reasonably request, as may be reasonably necessary in order for GSK or its designee to implement a quality management system substantially the same as the quality management system for the Device.
3.8.    Open Source and Third Party IP.
3.8.1.    NeuroMetrix represents and warrants to GSK that as of the Effective Date, only the Open Source Software set forth on Schedule 3.8.1 is incorporated into the Product Software. NeuroMetrix shall not incorporate additional Open Source Software into its future Development activities, except with respect to such Open Source Software as may be proposed included by NeuroMetrix and approved by GSK, such approval not to be unreasonably withheld or delayed.
3.8.2.    NeuroMetrix shall not incorporate Third-Party Software into its Development activities without the prior written consent of GSK, except with respect to “off-the-shelf” or similar Software or other technology generally available on commercially reasonable terms.
3.9.    Commercial Launch Diligence.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.9.1.    GSK shall use Commercially Reasonable Efforts to achieve the First Commercial Sale of a Device in each Milestone Country and [***]; provided, that (a) if GSK has not achieved the First Commercial Sale of a Device in at least [***], then GSK shall, absent a Material European Interruption, be deemed to have breached its diligence obligation under this Section 3.9.1 with respect to all [***], and (b) [***]. Notwithstanding the foregoing, GSK shall not be in breach of its diligence obligations under this Section 3.9.1 in the event that NeuroMetrix has failed to meet its own diligence obligations set forth in Section 3.1.1(iv) or Section 3.1.2(iii).
3.9.2.    GSK may pay to NeuroMetrix a milestone payment (including as a pre-payment before such payment is due or pursuant to the cure provisions set forth in Section 11.2.6) (a) under Section 6.1.1(iv) with respect to [***] or (b) under Section 6.1.1(v) with respect to [***], in which case GSK’s diligence obligations pursuant to Section 3.9.1 shall be deemed permanently fulfilled with respect to [***], as applicable.
3.10.    Non-Competition.
3.10.1.    In each country in [***]during the Restricted Period, NeuroMetrix shall not and shall cause its Affiliates (now existing or hereafter incorporated, formed or otherwise organized or acquired) not to (whether as owner, stockholder, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than [***] of the stock in companies whose stock is traded on a national securities exchange or in the public over-the-counter market), (i) directly or indirectly practice, or (ii) license, authorize, appoint or otherwise enable any Third Party to directly or indirectly practice, in either case ((i) or (ii)), the Joint Arising Intellectual Property Rights; provided, that NeuroMetrix shall have the right to Develop, Manufacture and have Manufactured products in the Field in [***] solely for Commercialization of the products in [***].
3.10.2.    In each country in [***] during the Restricted Period, GSK shall not and shall cause its Affiliates (now existing or hereafter incorporated, formed or otherwise organized or acquired) not to (whether as owner, stockholder, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than [***] of the stock in companies whose stock is traded on a national securities exchange or in the public over-the-counter market), (i) directly or indirectly practice, or (ii) license, authorize, appoint or otherwise enable any Third Party to directly or indirectly practice, in either case ((i) or (ii)), the Joint Arising Intellectual Property Rights; provided, that GSK shall have the right to Develop, Manufacture and have Manufactured products in the Field in [***] solely for Commercialization of the products in [***].
ARTICLE 4
MOBILE APPLICATION AND DEVICE SOFTWARE SERVICES
4.1.    Support Services.      During the Term, NeuroMetrix shall perform all Support Services at the Service Levels set forth in this Article 4. The Support Services are included in the Development Costs, and NeuroMetrix shall not assess any additional fees, costs or charges for such Support Services; provided, that during the period that this Article 4 survives termination or expiration of this Agreement pursuant to Section 11.6.2, GSK shall reimburse NeuroMetrix for

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

its direct out-of-pocket costs incurred in providing such Support Services as are requested by GSK in writing, up to a maximum aggregate amount of [***].
4.1.1.    Support Service Responsibilities. NeuroMetrix shall:
(i)    develop the Product Software in accordance with industry standard software design principles, guidelines and best practices, as may be further defined in the Development Plan;
(ii)    design and maintain the Application (A) for use by end users on their mobile phones, tablets and other portable computing devices, (B) to be compatible with the latest releases of the iOS and Android operating systems (or their successors), (C) to back up data to and connect to the Cloud Database, (D) to pair as quickly and reliably as possible with the Device, and (E) to meet the requirements set out in the Development Plan;
(iii)    provide unlimited email and telephone support to GSK during the hours of 8 a.m. to 6 p.m. EST on Business Days and emergency telephone support for critical issues 24/7;
(iv)    provide online access to technical support bulletins and other user support information and forums;
(v)    perform maintenance of the Product Software as specified in Section 4.1.2; and
(vi)    respond to and Resolve all Support Requests as specified in Section 4.1.3.
4.1.2.    Maintenance. NeuroMetrix shall continuously maintain the Product Software. Such maintenance services will include (i) all updates, Bug Fixes, security patches, new releases, new versions and other improvements to the Product Software; and (ii) all such services and repairs as are required to maintain the Product Software, so that the Product Software operates properly in accordance with this Article 4 and this Agreement.
4.1.3.    Support Requests. GSK shall classify its requests for Bug Fixes, corrections or other requests for assistance in connection with the Product Software in accordance with the descriptions set forth in the chart on Schedule 4.1.3 (each a “Support Request”). GSK shall notify NeuroMetrix of Support Requests by e-mail, telephone or such other means as the Parties may subsequently agree to in writing. NeuroMetrix shall respond to and Resolve all Support Requests in accordance with the required times and other terms and conditions set forth below based on the severity of the identified issue. “Response Time” and “Resolution Time” will be measured from the time GSK submits a Support Request. All determinations of classification of a Support Request will be in GSK’s reasonable discretion.
4.1.4.    NeuroMetrix shall ensure that the Product Software is designed to be efficient, reliable, secure, and free from defects, including, as applicable, in the transmission of

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

data to a mobile device and in communications between the component parts of the Product Software. NeuroMetrix shall ensure that the Product Software conforms to any and all representations and descriptions made in marketing materials or other documentation, and that neither shall include any disabling devices, malware, spyware, backdoors, time bombs, or other similar devices, features, or functionalities except as set forth in Schedule 4.1.4, which schedule may be updated from time-to-time upon agreement of the Parties.
4.2.    Service Level Credits.      Failure to achieve any of the required times and other terms set forth in Section 4.1.3 and Schedule 4.1.3 will constitute a Service Level Failure for which NeuroMetrix shall, at GSK’s election, either issue to GSK the service credits set forth on Schedule 4.2 (“Service Level Credits”) or reimburse GSK for the cost GSK incurred as a result of such failure; provided, that NeuroMetrix shall not be obligated to reimburse GSK more than an aggregate amount of [***] with respect to Service Level Credits or direct reimbursement per Calendar Quarter.
4.3.    Software Development Services. NeuroMetrix shall conduct Product Software development and perform other programming requests in accordance with the required schedule, budget, and other terms and conditions set forth under the heading “Software Development” in the then-current Development Plan or Renewal Development Plan, as the case may be. All such Development services shall conform with the design requirements set forth in this Article 4 and any such developments shall be maintained and supported by NeuroMetrix according to the terms in this Article 4.
4.4.    Cloud Database Services.      NeuroMetrix shall provide all necessary and reasonably requested assistance to enable GSK to set up, configure and test the Cloud Database. Such services will include any development and configuration activities required to establish communication between the Application and the Cloud Database and to ensure proper ingestion, processing and storage of data by the Cloud Database.
4.5.    App Store Publication.      NeuroMetrix shall deliver the Application to GSK in a format suitable for publication in each app store in which the Application is to be published. At GSK’s election, GSK shall either arrange for the publication of the Application to the relevant app store or require NeuroMetrix to publish the Application on GSK’s behalf.
4.6.    Issuance of Support Service Level Credits.     NeuroMetrix will, for each invoice period under this Agreement, issue to GSK, together with NeuroMetrix’s invoice for such period, a written acknowledgment setting forth all Service Level Credits to which GSK has become entitled during that invoice period. NeuroMetrix will apply a credit in the amount of the Service Level Credit on the next invoice to GSK. Any Service Level Credit which is unused in an invoice period may be credited to amounts due under this Agreement.
4.6.1.    Compensatory Purpose. Except with respect to Third Party Claims (as set forth under Section 10.2), [***].
ARTICLE 5
COLLABORATION MANAGEMENT

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.1.    Joint Steering Committee. Within fifteen (15) days after the Effective Date, the Parties shall establish a joint executive committee (the “Joint Steering Committee” or “JSC”), which shall consist of [***] representatives from each of the Parties, each with the requisite experience and seniority to enable such person to make decisions on behalf of the Parties with respect to the issues falling within the jurisdiction of the JSC. From time to time, each Party may substitute one or more of its representatives to the JSC on written notice to the other Party. NeuroMetrix shall select from its representatives the initial chairperson for the JSC to serve for the first twelve (12) months after the Effective Date, which chairperson may be changed from time to time, on written notice to GSK. The Party selecting the chairperson shall alternate every twelve (12) months thereafter. The JSC shall:
5.1.1.    periodically serve as a forum for discussing Joint Development Activities or other Development activities, including by reviewing Development Plans or Renewal Development Plans and overseeing the conduct of the Joint Development Activities or other Development activities as provided in Section 3.1.1 and Section 3.1.2, as applicable, and making determinations with respect to and reviewing Development reports as provided in Section 3.5 as well as any deliverables provided under the Development Plan or Renewal Development Plan (including any demonstrations of the Application and Software);
5.1.2.    approve FTE Rate adjustments as provided in Section 1.55 and review reports related to Development Costs as provided in Section 6.2;
5.1.3.    approve amendments to the Development Plan or any Renewal Development Plan as provided in Section 3.1 and Section 3.2;
5.1.4.    review and approve proposed Development Plans for the second (2nd) and third (3rd) year of the Initial Term as provided in Section 3.1.1(iii);
5.1.5.    coordinate the Parties’ activities under this Agreement; and
5.1.6.    perform such other functions as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement.
5.2.    General Provisions Applicable to the JSC.
5.2.1.    Meetings and Minutes. The JSC shall meet quarterly during the Initial Term or as otherwise agreed to by the Parties, with the location of such meetings alternating between locations designated by NeuroMetrix and locations designated by GSK. The chairperson of the JSC shall be responsible for calling meetings on no less than twenty (20) Business Days’ notice unless exigent circumstances require shorter notice. Each Party shall make all proposals for agenda items at least fifteen (15) Business Days in advance of the applicable meeting and shall provide all appropriate information with respect to such proposed items at least five (5) Business Days in advance of the applicable meeting; provided that under exigent circumstances requiring input by the JSC, a Party may provide its agenda items to the other Party within a shorter period of time in advance of the meeting or may propose that there not be a specific agenda for a particular meeting, so long as the other Party consents to such later addition of such agenda items or the

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

absence of a specific agenda for such meeting (which consent shall not be unreasonably withheld, conditioned or delayed). The chairperson of the JSC shall prepare and circulate for review and approval of the Parties minutes of each meeting within thirty (30) days after the meeting. The Parties shall agree on the minutes of each meeting promptly, but in no event later than the next meeting of the JSC.
5.2.2.    Procedural Rules. The JSC shall have the right to adopt such standing rules as shall be necessary for its work, to the extent that such rules are not inconsistent with this Agreement. A quorum of the JSC shall exist whenever there is present at a meeting at least one (1) representative appointed by each Party. Representatives of the Parties on the JSC may attend a meeting either in person or by telephone, video conference or similar means in which each participant can hear what is said by and be heard by, the other participants. Representation by proxy shall be allowed. Subject to Section 5.2.3, the JSC shall take action by consensus of the representatives present at a meeting at which a quorum exists, with each Party having a single vote irrespective of the number of representatives of such Party in attendance or by a written resolution signed by at least one (1) representative appointed by each Party. Project Managers or other employees or consultants of a Party who are not representatives of the Parties on the JSC may attend meetings of the JSC; provided, however, that such attendees (i) shall not vote or otherwise participate in the decision-making process of the JSC and (ii) are bound by obligations of confidentiality and non-disclosure at least as protective of the other Party as those set forth in Article 8.
5.2.3.    Decision-Making. Except for matters outside the jurisdiction and authority of the JSC (including as set forth in Section 5.2.4), if a dispute arises within the JSC with respect to any decision under the jurisdiction of the JSC that remains unresolved for [***] days, then either Party shall have the right to refer such dispute to the Senior Management for attempted resolution by good faith negotiations during a period of [***] Business Days. Any final decision mutually agreed to by the Senior Management shall be conclusive and binding on the Parties. If the Senior Management is unable to resolve any such dispute within such [***]-Business Day period, either Party shall be free to institute litigation in accordance with Section 12.9 and seek such remedies as may be available. Notwithstanding anything in this Agreement to the contrary, either Party shall be entitled to institute litigation in accordance with Section 12.9 immediately if litigation is necessary to prevent irreparable harm to that Party. Additionally, nothing contained in this Agreement shall deny any Party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm.
5.2.4.    Limitations on Authority. Without limitation to the foregoing, the Parties hereby agree that matters explicitly reserved to the consent, approval or other decision-making authority of one or both Parties, as expressly provided in this Agreement, are outside the jurisdiction and authority of the JSC, including (i) amendment, modification or waiver of compliance with this Agreement, (which may only be amended or modified as provided in Section 12.11 or compliance with which may only be waived as provided in Section 12.12) and (ii) such other matters as are reserved to the consent, approval, agreement or other decision-making authority of either or both Parties in this Agreement that are not required by this Agreement to be considered by the JSC prior to the exercise of such consent, approval or other decision-making authority.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.2.5.    Project Managers. Each Party shall appoint a person(s) who shall oversee contact between the Parties for all matters between meetings of the JSC and shall have such other responsibilities as the Parties may agree in writing after the Effective Date, which person(s) may be replaced at any time by notice in writing to the other Party. The Project Managers shall work together to manage and facilitate the communication between the Parties under this Agreement, including the resolution (in accordance with the terms of this Agreement) of issues between the Parties that arise in connection with this Agreement. The Project Managers shall not have final decision-making authority with respect to any matter under this Agreement.
5.2.6.    Discontinuation; Disbandment; Annual Reports. The JSC shall continue to exist until the first to occur of: (i) the Parties mutually agreeing to disband the JSC; and (ii) the end of the Term. Upon the occurrence of any of the foregoing, (a) the JSC shall disband, have no further responsibilities or authority under this Agreement and will be considered dissolved by the Parties, (b) any requirement of a Party to provide Information or other materials to the JSC shall be deemed a requirement to provide such Information or other materials to the other Party and GSK shall have the right to solely decide, without consultation with NeuroMetrix, all matters that are subject to the review or approval by the JSC hereunder.
5.3.    Joint IP Working Group.      Within fifteen (15) days after the Effective Date, the Parties shall establish a joint working group consisting of at least one (1) designee of GSK and at least one (1) designee of NeuroMetrix, each of which shall have experience in the protection, prosecution/registration and enforcement of intellectual property rights in the medical device field (the “Joint IP Working Group”). Each Party may change its designee(s) on the Joint IP Working Group upon written notice to the other Party. The Joint IP Working Group shall be responsible for coordinating all material activities and material communications relating to (a) the preparation, filing, prosecution, maintenance, defense, infringement and enforcement of Arising Intellectual Property Rights under Section 7.2 and Section 7.3 and for coordinating all other material communications between the Parties with respect to the Arising Intellectual Property Rights and (b) the filing of patent applications (e.g. PCT applications) and design applications at the end of the priority periods established by the respective US Provisionals and US design patent applications in the Excluded Territory Patents (as defined in the Asset Purchase Agreement). The Joint IP Working Group shall strive to reach consensus with respect to such matters; provided, however, that, in the event that consensus cannot be reached, (a) subject to any applicable provisions of Section 7.2, the Party [***]
5.4.    Regulatory Coordination. Each Party shall, and shall cause its applicable Affiliates to, provide such assistance as may be reasonably requested by the other Party in connection with regulatory matters relating to the Device.
ARTICLE 6
PAYMENTS AND RECORDS
6.1.    Milestones    .
6.1.1.    Development and Regulatory Milestones. In partial consideration of the rights granted by NeuroMetrix to GSK hereunder and subject to the terms and conditions of

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

this Agreement, including the last sentence of this Section 6.1.1 and any right of GSK to offset amounts due from NeuroMetrix to GSK pursuant to Article 7, GSK shall pay to NeuroMetrix a milestone payment within [***] days after the achievement of each of the following milestones, calculated as follows:
(i)    receipt by GSK (a) of a [***], and (b) written confirmation by [***] that it has validated its ability to [***];
(ii)    delivery to GSK of [***] fully verified Prototypes meeting the [***] and incorporating [***];
(iii)     receipt by GSK of written certification from GSK’s Contract Manufacturer of the completion and validation of the manufacturing transfer described in Section 3.7.1. but in the event that such receipt occurs prior to receipt of the [***], upon receipt of such [***];
(iv)    First Commercial Sale by GSK, its Affiliate or licensee, of a Device meeting the [***]; and
(v)    First Commercial Sale by GSK, its Affiliate or licensee, of a Device meeting the [***].

Except as provided in the following sentence with respect to the milestone set forth in clause (iv) of this Section 6.1.1, each milestone payment in this Section 6.1.1 shall be payable only upon the first achievement of such milestone and no amounts shall be due for subsequent or repeated achievements of such milestone, whether for the same or a different Device. The milestone payment set forth in clause (iv) of this Section 6.1.1 may become payable a maximum of [***] separate times (for a maximum aggregate amount of [***], upon its achievement in up to [***] [***]. The maximum aggregate amount payable by GSK pursuant to this Section 6.1.1 is [***].
6.2.    Development Costs    .
6.2.1.    Subject to this Section 6.2, beginning on the [***] anniversary of the Effective Date, GSK shall reimburse NeuroMetrix for [***] of its Development Costs net of any Service Level Credits incurred after such date in connection with the performance of Development activities in accordance with the applicable Development Plan or Renewal Development Plan, as applicable. NeuroMetrix shall record and account for its FTE effort with respect to the Device to the extent that such FTE efforts are included in Development Costs and shall report such FTE effort to the JSC on a quarterly basis. Out-of-pocket costs allocable to Development Costs, as applicable, but otherwise included within FTE Costs, shall not be charged separately as Development Costs.
6.2.2.    NeuroMetrix shall promptly inform GSK upon NeuroMetrix determining that it is likely to overspend or underspend by more than the greater of [***] or [***] of its Development Costs for an activity set forth in the Development Plan or Renewal Development

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Plan, as the case may be. If NeuroMetrix exceeds its budgeted costs and expenses by more than the greater of [***] for an activity, it shall provide to GSK a full explanation for such overspend. Any overspend by NeuroMetrix of [***] or less of NeuroMetrix for an activity set forth in the Development Plan or Renewal Development Plan, as the case may be, shall be borne [***] by the Parties [***], and any overspend over such amount shall be borne by NeuroMetrix and shall be excluded from Development Costs hereunder.
6.2.3.    NeuroMetrix shall report to GSK, within [***] days after the end of each Calendar Quarter (and within [***] days after receipt of each such report, GSK shall reimburse NeuroMetrix for) the Development Costs incurred by NeuroMetrix during such Calendar Quarter and the Development activities performed by NeuroMetrix during such Calendar Quarter. Each such report shall (a) allocate the Development Costs to the extent possible to a specific Development activity, (b) specify in reasonable detail all amounts included in Development Costs during such Calendar Quarter (broken down by activity), (c) if requested by GSK, include copies any invoices or other supporting documentation for any payments to a Third Party that individually exceed [***] (or such other amount approved by the JSC) and (d) enable GSK to compare the reported costs against the applicable Development Plan or Renewal Development Plan, as the case may be, on both a quarterly basis and a cumulative basis for each activity. The Parties shall seek to resolve any questions related to such accounting statements within [***] days following receipt by GSK of NeuroMetrix’s report hereunder.
6.3.    Royalty Payments by NeuroMetrix.      NeuroMetrix shall calculate all amounts payable to GSK pursuant to Section 11.4.4, as applicable, at the end of each Calendar Quarter, which amounts shall be converted to Dollars, in accordance with Section 6.4. NeuroMetrix shall pay to GSK the royalty amounts due with respect to a given Calendar Quarter within [***] after the end of such Calendar Quarter. Each payment of royalties due to GSK shall be accompanied by a statement specifying, the amount of Invoiced Sales, Net Sales and deductions taken to arrive at Net Sales attributable to each Device in each country the applicable territory as provided in Section 11.4.4, as applicable, during the applicable Calendar Quarter (including such amounts expressed in local currency and as converted to Dollars) and a calculation of the amount of royalty payment due on such Net Sales for such Calendar Quarter. Without limiting the generality of the foregoing, NeuroMetrix shall require its Affiliates and sublicensees to account for their Net Sales and to provide such reports with respect thereto, as if such sales were made by NeuroMetrix.
6.4.    Mode of Payment.     All payments to either Party under this Agreement shall be made by deposit of Dollars in the requisite amount to such bank account as the receiving Party may from time to time designate by notice to the paying Party. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement, a Party shall convert any amount expressed in a foreign currency into Dollar equivalents using its actual transaction cost.
6.5.    Taxes.
6.5.1.    General. The milestones, royalties and other amounts payable by either Party pursuant to this Agreement (each, a “Payment”) shall be paid free and clear of any and all taxes, except for any withholding taxes required by Applicable Law. Except as provided in this Section 6.5, each Party shall be responsible for paying any and all taxes (other than withholding

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

taxes required by Applicable Law to be deducted from Payments and remitted by the payor Party) levied on such Party on account of, or measured in whole or in part by reference to, any Payments it makes or receives. The payor Party shall deduct or withhold from the Payments any taxes that it is required by Applicable Law to deduct or withhold. Notwithstanding the foregoing, if the payee Party is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, applicable withholding tax, it may deliver to the payor Party or the appropriate governmental authority (with the assistance of the payor Party to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve the payor Party of its obligation to withhold such tax and the payor Party shall apply the reduced rate of withholding or dispense with withholding, as the case may be; provided that the payor Party has received evidence, in a form satisfactory to the payor Party, of the payee Party’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least [***] days prior to the time that the Payments are due. If, in accordance with the foregoing, the payor Party withholds any amount, it shall pay to the payee Party the balance when due, make timely payment to the proper taxing authority of the withheld amount and send to the payee Party proof of such payment within [***] days following such payment, and provide the payee Party with reasonable documentation or other assistance as necessary to enable the payee Party to claim any available credit or other allowance for such withheld amount.
6.5.2.    Value Added Tax. Notwithstanding anything contained in Section 6.5.1, this Section 6.5.2 shall apply with respect to value added tax (“VAT”). All Payments are exclusive of VAT. If any VAT is chargeable in respect of any Payments, the payor Party shall pay VAT at the applicable rate in respect of any such Payments following the receipt of a VAT invoice in the appropriate form issued by the payee Party in respect of those Payments, such VAT to be payable on the later of the due date of the payment of the Payments to which such VAT relates and thirty (30) days after the receipt by the payor Party of the applicable invoice relating to that VAT payment.
6.6.    Financial Records.     (a) Each Party shall and shall cause its Affiliates and its and their sublicensees and subcontractors to, keep complete and accurate financial books and records pertaining to the Development of the Device hereunder (including, with respect to NeuroMetrix’s Development Costs, including actual expenditures with respect to the budgets set forth in the Development Plan), and (b) in the event NeuroMetrix exercises its termination right under Section 11.2.6, NeuroMetrix shall and shall cause its Affiliates and its and their sublicensees and subcontractors to, keep complete and accurate financial books and records pertaining to the Commercialization of the Device hereunder (including Net Sales of the Product), in each case ((a) and (b)), to the extent required to calculate and verify all amounts payable hereunder. Each Party shall, and shall cause its Affiliates and its and their sublicensees and subcontractors to, retain such books and records until the later of (x) three (3) years after the end of the period to which such books and records pertain and (y) the expiration of the applicable tax statute of limitations (or any extensions thereof) or for such longer period as may be required by Applicable Law.
6.7.    Audit.
6.7.1.    Procedures. At the request a Party, the other Party shall, and shall cause its Affiliates and sublicensees to, permit an independent auditor designated by such first Party

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and reasonably acceptable to the audited Party, at reasonable times and upon reasonable notice, to audit the books and records maintained pursuant to Section 6.6 solely pertaining to the Device to ensure the accuracy of all reports and payments made hereunder. Such examinations may not (i) be conducted for any Calendar Quarter more than [***] years after the end of such quarter, (ii) be conducted more than once in any [***] month period (unless a previous audit during such [***]-month period revealed an underpayment (or with respect to any reimbursement, an overpayment) with respect to such period) or (iii) be repeated for any Calendar Quarter. Except as provided below, the cost of this audit shall be borne by the auditing Party, unless the audit reveals a variance of more than [***] from the reported amounts, in which case the audited Party shall bear the cost of the audit. Unless disputed pursuant to Section 6.7.2 below, if such audit concludes that (x) additional amounts were owed by the audited Party, the audited Party shall pay the additional amounts, or (y) excess payments were made by the audited Party, the auditing Party shall reimburse such excess payments, in either case ((x) or (y)), within [***] days after the date on which such audit is completed by the auditing Party.
6.7.2.    Audit Dispute. In the event of a dispute with respect to any audit under Section 6.7, NeuroMetrix and GSK shall work in good faith to resolve the dispute. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within [***] days, the dispute, if the disputed amount is more than [***], shall be submitted for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Auditor”). The decision of the Auditor shall be final and the costs of such arbitration as well as the initial audit shall be borne between the Parties in such manner as the Auditor shall determine. Not later than [***] days after such decision and in accordance with such decision, the applicable Party shall pay the amounts owed.
6.7.3.    Confidentiality. The receiving Party shall treat all information subject to review under this Article 6 in accordance with the confidentiality provisions of Article 8 and the Parties shall cause the Auditor to enter into a reasonably acceptable confidentiality agreement with the audited Party obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement.
6.8.    Right to Offset    . Each Party shall have the right to offset any amount owed by the other Party to such first Party under or in connection with this Agreement or the Asset Purchase Agreement (subject to the terms and limitations of this Agreement and the Asset Purchase Agreement, as applicable), including pursuant to Article 10 or in connection with any breach, against any payments owed by such first Party to such other Party under Section 6.1 of this Agreement or the Asset Purchase Agreement. Such offsets shall be in addition to any other rights or remedies available under this Agreement and Applicable Law.
ARTICLE 7
INTELLECTUAL PROPERTY
7.1.    Ownership of Intellectual Property.
7.1.1.    Ownership of Technology. As between the Parties, each Party shall own and retain all right, title and interest in and to any and all Information, Patents, Copyrights and

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

other intellectual property rights that are owned or otherwise controlled (other than pursuant to the license grants set forth in Section 2.1) by such Party or any of its Affiliates or its or their sublicensees other than through this Agreement.
7.1.2.    Ownership of Joint Arising Intellectual Property Rights. The Parties shall jointly own and retain all right, title and interest in and to any and all Joint Arising Intellectual Property Rights. Each Party shall promptly disclose to the other Party in writing and shall cause its Affiliates, and its and their licensees, sublicensees and subcontractors to so disclose any Arising Intellectual Property Rights. Each Party shall, and does hereby, assign to the other Party an undivided one half interest in all Joint Arising Intellectual Property Rights which is created by or on behalf of it or its Affiliates. Subject to the terms and conditions of this Agreement (including, for clarity, Section 3.10), each Party shall be free to practice, use, and license, in its sole discretion, the Joint Arising Intellectual Property Rights. NeuroMetrix hereby disclaims, and releases GSK from any duty of accounting with respect to use of the Joint Arising Intellectual Property Rights or right to restrict (other than pursuant to Section 3.10) GSK’s use of Joint Arising Intellectual Property Rights. GSK hereby disclaims, and releases NeuroMetrix from any duty of accounting with respect to use of the Joint Arising Intellectual Property Rights or right to restrict (other than pursuant to Section 3.10) NeuroMetrix’s use of Joint Arising Intellectual Property Rights.
7.1.3.    Ownership of Arising Copyrights and Arising Patents. As between the Parties, all rights, title and interest in and to any and all Copyrights in Arising Know-How and in any expression thereof (the “Arising Copyrights”) and any and all Patents claiming Arising Know-How (the “Arising Patents”) shall be owned by GSK in the GSK Territory (the “GSK Arising Copyrights” and “GSK Arising Patents”, respectively) and by NeuroMetrix in the NeuroMetrix Territory (the “NeuroMetrix Arising Copyrights” and “NeuroMetrix Arising Patents”, respectively). GSK hereby assigns, and agrees to assign, to NeuroMetrix all of its right, title and interest in any Arising Copyright and Arising Patent (and the claimed subject-matter thereof) in the NeuroMetrix Territory; NeuroMetrix hereby assigns, and agrees to assign, to GSK all of its right, title and interest in any Arising Copyright and Arising Patent (and the claimed subject-matter thereof) in the GSK Territory; provided in either case, that if in any specific country, such assignment, of right title and interest in an Arising Copyright is not permitted or would not be recognized, then, as to such country, the Party that would otherwise be the assignor shall take such action as the other Party may reasonably request to most nearly reflect the relative ownership between the Parties described above, including granting a perpetual, royalty-free, full paid-up, fully transferable and sublicensable license to such Arising Copyrights.
7.1.4.    Assignment Obligation. Each Party shall cause all Persons who perform Development activities for such Party under this Agreement or who conceive, discover, develop or otherwise make any Arising Know-How by or on behalf of either Party or its Affiliates or its or their sublicensees under or in connection with this Agreement to be under an obligation to assign their rights in any Arising Know-How to such Party for such Party to meet its obligations to the other Party under this Agreement including (a) providing the other Party an undivided one half interest in Joint Arising Intellectual Property Rights as provided in Section 7.1.2, (b) granting the other Party the licenses under Arising Intellectual Property Rights as provided in this Agreement, and (c) assigning their rights in any Arising Copyrights and Arising Patents as provided in Section

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.1.3. The Parties shall use Commercially Reasonable Efforts to enforce the assignment and grant obligations required under this Section. Each Party shall be responsible for any and all costs incurred (x) to secure the assignments and grants to it required under this Section and (y) for onward assignments or grants to the other Party as required under this Agreement.
7.2.    Maintenance and Prosecution of Patents and Copyrights    .
7.2.1.    Patent Prosecution and Maintenance of Arising Patents and Arising Copyrights. As between the Parties, GSK shall have the sole right, but not the obligation, using counsel (including in-house counsel) of its own choice, to prepare, file, prosecute and maintain the Arising Patents and Arising Copyrights in or for the GSK Territory, including PCT Patent applications (including those that designate the NeuroMetrix Territory), and to be responsible for any related interference, re-issuance, re-examination and opposition proceedings, in each case, at its sole cost and expense. NeuroMetrix shall have the sole right, but not the obligation, using counsel of its own choice, to prepare, file, prosecute and maintain the Arising Patents and Arising Copyrights in the NeuroMetrix Territory, and to be responsible for any related interference, re-issuance, re-examination and opposition proceedings for all such Arising Patents and Arising Copyrights, in each case, at its sole cost and expense.
7.2.2.    Cooperation. Each Party shall, and shall cause its Affiliates to, assist and cooperate, through the Joint IP Working Group (and after dissolution of the Joint IP Working Group, with each other), with the other Party, as the other Party may reasonably request from time to time, in the perfection, preparation, filing, prosecution, maintenance and defense of the Arising Patents and Arising Copyrights including to (to the extent applicable), (i) offer its comments, if any, promptly, (ii) execute or provide access to relevant documents and other evidence (including assignments, Inventor Declarations and Powers of Attorney) and make its and its Affiliates’ employees, consultants and subcontractors available at reasonable business hours and, with respect to any Arising Patents, (iii) provide upon request copies of any invention disclosures, patentability search and examination reports, prior art and other potentially material information, Patent Office reports and Third Party (including anonymous) communications with respect to the Arising Patents or the invention(s) disclosed therein, (provided that neither Party shall be required to provide legally privileged information with respect to such intellectual property unless and until procedures reasonably acceptable to such Party are in place to protect such privilege).
7.2.3.    Common Ownership Under Joint Research Agreements. Notwithstanding anything to the contrary in this Article 7, neither Party shall have the right to make an election under 35 U.S.C. 102(c) when exercising its rights under this Article 7 without the prior written consent of the other Party, which consent shall not be withheld unreasonably. With respect to any such permitted election, the Parties shall coordinate their activities with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in 35 U.S.C. 100(h).
7.3.    Enforcement of Arising Intellectual Property Rights.
7.3.1.    Notice. Each Party shall promptly notify the other Party in writing of any alleged or threatened infringement or misappropriation, as the case may be, of the Arising

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Copyrights, Arising Patents, and Joint Arising Intellectual Property Rights in any jurisdiction in the Territory (an “Infringement”).
7.3.2.    Enforcement of Arising Copyrights and Arising Patents. As between the Parties, GSK shall have the sole right, but not the obligation, to take any and all action (including to prosecute) for any Infringement with respect to the Arising Copyrights, Arising Patents, and Joint Arising Intellectual Property Rights at GSK’s sole cost and expense, using counsel of its own choice, in the GSK Territory, and NeuroMetrix shall have the sole right, but not the obligation, to take any and all action (including to prosecute) for any Infringement with respect to the Arising Copyrights, Arising Patents, and Joint Arising Intellectual Property Rights at NeuroMetrix’s sole cost and expense, using counsel of its own choice, in the NeuroMetrix Territory.
7.3.3.    Cooperation. Each Party agrees to cooperate fully, through the Joint IP Working Group (and after dissolution of the Joint IP Working Group, with each other), in any Infringement action pursuant to this Section 7.3, including by making the inventors/authors/creators, applicable records and documents (including laboratory notebooks) of the relevant Arising Patents, Arising Copyrights and Joint Arising Intellectual Property available to the other Party upon such other Party’s reasonable request. Where a Party controls such an action, the other Party shall, and shall cause its Affiliates to, assist and cooperate with the controlling Party, as such controlling Party may reasonably request from time to time, in connection with its activities set forth in this Section, including where necessary, furnishing such consents or powers of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence and making its employees available at reasonable business hours; provided that the controlling Party shall reimburse such other Party for its reasonable and verifiable out-of-pocket costs and expenses incurred in connection therewith. Unless otherwise set forth herein, the Party entitled to bring any infringement litigation in accordance with this Section 7.3 shall have the right to settle such claim; provided that neither Party shall have the right to settle any Infringement litigation under this Section 7.3 in a manner that has a material adverse effect on the rights or interest of the other Party or in a manner that imposes any costs or liability on or involves any admission by, the other Party, without the express written consent of such other Party (which consent shall not be unreasonably withheld, conditioned or delayed); provided, further that the foregoing limitation shall not be deemed to preclude or require the consent of such other Party in connection with a settlement of Infringement that would or may result in reduced Payments hereunder, but would not otherwise fall within the scope of the foregoing limitation.
7.3.4.    Recovery. Except as otherwise agreed by the Parties in connection with a cost sharing arrangement, any recovery realized as a result of such litigation described above in this Section 7.3 (whether by way of settlement or otherwise) shall be first, allocated to reimburse the Parties for their costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses). [***].
ARTICLE 8
CONFIDENTIALITY AND NON-DISCLOSURE
8.1.    Confidentiality Obligations.      At all times during the Term and for a period of [***] years following termination or expiration hereof in its entirety, each Party shall and shall

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

cause its officers, directors, employees and agents to, keep confidential and not publish or otherwise disclose to a Third Party, and not use, directly or indirectly, for any purpose outside the Field, any Confidential Information, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement or in consequence of a Party making the Device available to the public through the regulatory process, marketing and sale. “Confidential Information” means (i) any technical, business or other information relating to the specifications and operability of [***], (ii) any technical, business or other information relating to the integration and interoperability of the various components of the Device, (iii) the Software, to the extent related to the Device or the Cloud Database and (iv) the terms and conditions of this Agreement. All Confidential Information shall be considered confidential as to both Parties. Notwithstanding the foregoing, the confidentiality and non-use obligations under this Section 8.1 with respect to any Confidential Information shall not include any information that:
8.1.1.    is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no breach of this Agreement by either Party; provided, that, if Confidential Information becomes part of the public domain through breach of this Agreement by a Party, the confidentiality and non-use obligations under this Section 8.1 shall no longer apply to the other Party with respect to such Confidential Information;
8.1.2.    is subsequently received by a Party (or an Affiliate thereof) from a Third Party who is not bound by any obligation of confidentiality with respect to such information, except that such Party shall only be free to use the information to the extent permitted by the Third Party; provided, that, the other Party’s obligations of confidentiality and non-use under this Section 8.1 shall not be affected by the first Party’s (or its Affiliates’) receipt of such Confidential Information;
8.1.3.    has been published by a Third Party or otherwise enters the public domain through no fault of a Party in breach of this Agreement; provided, that, if Confidential Information has been published or otherwise enters public domain through breach of this Agreement by a Party, the confidentiality and non-use obligations under this Section 8.1 shall no longer apply to other Party with respect to such Confidential Information; or
8.1.4.    can be demonstrated by documentation or other competent evidence to have been independently developed by or for a Party (or an Affiliate thereof) without reference (direct or indirect) to the Confidential Information.
Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of a Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of such Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of a Party merely because individual elements of such Confidential Information are in the public domain or in the possession of such Party unless the combination and its principles are in the public domain or in the possession of such Party.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.2.    Permitted Disclosures.      Each Party may disclose Confidential Information of the other Party (including that comprised in Arising Know-How) to the extent that such disclosure is:
8.2.1.    made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial or local governmental or regulatory body of competent jurisdiction or, if in the reasonable opinion of such Party’s legal counsel, such disclosure is otherwise required by Applicable Law, including by reason of filing with securities regulators; provided, however, that such Party shall first have given notice to the other Party and given the other Party a reasonable opportunity to quash such order or to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued; and provided, further, that the Confidential Information disclosed in response to such court or governmental order shall be limited to that information which is legally required to be disclosed in response to such court or governmental order;
8.2.2.    made by or on behalf of such Party or an Affiliate thereof to the Regulatory Authorities as required in connection with any filing, application or request for Regulatory Approval; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information to the extent practicable and consistent with Applicable Law;
8.2.3.    made by or on behalf of such Party or an Affiliate thereof to a patent authority as may be reasonably necessary or useful for purposes of obtaining or enforcing a Patent; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available;
8.2.4.    made by or on behalf of such Party or an Affiliate to potential or actual investors or acquirers of all or substantially all of the business to which this Agreement relates as may be necessary in connection with their evaluation of such potential or actual investment or acquisition; provided, however, that such persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of such Party pursuant to this Article 8; and
8.2.5.    made by or on behalf of such Party or an Affiliate thereof to potential or actual contract manufacturers, contract research organizations and collaborators, in each case, with respect to the Device; provided, however, that such persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of such Party pursuant to this Article 8.
ARTICLE 9
REPRESENTATIONS AND WARRANTIES
9.1.    Mutual Representations and Warranties.     NeuroMetrix and GSK each represents and warrants to the other, as of the Effective Date, and covenants, that:

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.1.1.    It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement;
9.1.2.    The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and do not violate: (i) such Party’s charter documents, bylaws or other organizational documents; (ii) in any material respect, any agreement, instrument or contractual obligation to which such Party is bound; (iii) any requirement of any Applicable Law; or (iv) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party;
9.1.3.    This Agreement is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance and general principles of equity (whether enforceability is considered a proceeding at law or equity);
9.1.4.    It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder; and
9.1.5.    Neither it nor any of its Affiliates has been debarred or is subject to debarment and neither it nor any of its Affiliates will use in any capacity, in connection with the services to be performed under this Agreement, any Person who has been debarred pursuant to Section 306 of the FFDCA or who is the subject of a conviction described in such section. It agrees to inform the other Party in writing promptly if it or any such Person who is performing services hereunder is debarred or is the subject of a conviction described in Section 306 or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of its or its Affiliates’ Knowledge, is threatened, relating to the debarment or conviction of it or any such Person performing services hereunder.
9.2.    DISCLAIMER OF WARRANTIES. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, THAT EFFORTS TO DEVELOP THE DEVICE WILL BE SUCCESSFUL, OR THAT A DEVICE WILL RECEIVE REGULATORY AUTHORIZATION FOR COMMERCIALIZATION IN ANY PART OF THE TERRITORY.
9.3.    Anti-Bribery and Anti-Corruption Compliance.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.3.1.    NeuroMetrix acknowledges receipt of the ‘Prevention of Corruption – Third Party Guidelines’ attached hereto as Schedule 9.3.1 and agrees to perform its obligations under this Agreement in accordance with the principles set out therein.
9.3.2.    NeuroMetrix shall comply fully at all times with all Anti-Corruption Laws of the territory in which NeuroMetrix conducts business. NeuroMetrix shall not take any action that will cause GSK or its Affiliates to be in breach of any Anti-Corruption Laws.
9.3.3.    NeuroMetrix agrees that it has not, and covenants that it will not, in connection with the performance of this Agreement, make, promise, authorize, ratify or offer to make, or take any act in furtherance of any payment or transfer of anything of value, directly or indirectly: (i) to any individual including Government Officials (as defined in Schedule 9.3.1); or (ii) to an intermediary for payment to any individual including Government Officials; or (iii) to any political party; in each case with the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, kickbacks or other unlawful or improper means of securing an improper advantage or obtaining or retaining business for NeuroMetrix or its Affiliates in violation of applicable Anti-Corruption Laws.
9.3.4.    NeuroMetrix shall not contact, or otherwise meet with any Government Official with respect to any transactions required under this Agreement, without the prior written approval of GSK and, when requested by GSK, only in the presence of a GSK designated representative.
9.3.5.    GSK shall have the right during the term of this Agreement to conduct an investigation and audit of NeuroMetrix to monitor compliance with the terms of this Section 14 upon reasonable notice to NeuroMetrix. NeuroMetrix shall reasonably cooperate with such investigation or audit.
9.3.6.    NeuroMetrix agrees that GSK may make full disclosure to appropriate government bodies and their agencies of information relating to NeuroMetrix’s breach of this Article 14 if GSK determines in good faith after due investigation that such breach violates applicable Anti-Corruption Laws.
ARTICLE 10
INDEMNITY
10.1.    Indemnification of NeuroMetrix.     GSK shall indemnify NeuroMetrix, its Affiliates, its or their sublicensees and distributors and its and their respective directors, officers, employees and agents (each a “NeuroMetrix Indemnified Party”) and defend and save each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) in connection with any and all suits, investigations, claims or demands of Third Parties (collectively, “Third Party Claims”) arising from or occurring as a result of: [***] provided, however that GSK’s indemnification obligation hereunder with respect to any Loss arising from or occurring as a result of the acts or omissions of a permitted Third Party subcontractor hereunder [***].

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.2.    Indemnification of GSK.     NeuroMetrix shall indemnify GSK, its Affiliates, its or their licensees and its and their respective directors, officers, employees and agents (each a “GSK Indemnified Party”) and defend and save each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims arising from or occurring as a result of: [***] provided, however that NeuroMetrix’s indemnification obligation hereunder with respect to any Loss (a) arising from or occurring as a result of the acts or omissions of a permitted Third Party subcontractor hereunder with respect to Development activities [***].
10.3.    Indemnification Procedures.
10.3.1.    In order for a NeuroMetrix Indemnified Party or a GSK Indemnified Party (an “Indemnified Party”) to be entitled to any indemnification provided for under Section 10.1 or Section 10.2 in respect of, arising out of or involving a Third Party Claim, such Indemnified Party must notify, with respect to a claim for indemnification pursuant to Section 10.1, NeuroMetrix, or, with respect to a claim for indemnification pursuant to Section 10.2, GSK (each, an “Indemnifying Party”) in writing of the Third Party Claim (including in such notice a brief description of the applicable claim(s), including damages sought or estimated, to the extent actually known or reasonably ascertainable by such Indemnified Party, and, if not then known or reasonably ascertainable, the maximum amount of such damages reasonably estimated by the Indemnified Party) within [***] Business Days after receipt by such Indemnified Party of actual notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided under Section 10.1 or Section 10.2 except to the extent the Indemnifying Party has been actually prejudiced as a result of such failure.
10.3.2.    The Indemnifying Party shall have the right to undertake, at the Indemnifying Party’s expense, the defense or opposition to a Third Party Claim of which it has been notified in accordance with Section 10.3.1, with counsel selected by it and reasonably satisfactory to the Indemnified Party, so long as (i) the Indemnifying Party gives written notice to the Indemnified Party within ten (10) Business Days after it has been notified of the Third Party Claim, that it will defend the Indemnified Party against such Third Party Claim and that the Indemnifying Party acknowledges its obligation to indemnify the Indemnified Party for Losses related to such Third Party Claim; (ii) the Third Party Claim involves only money damages, does not seek an injunction or other equitable relief against the Indemnified Party and does not relate to or arise in connection with any criminal proceeding, action, indictment, allegation or investigation; (iii) the Indemnified Party has not been advised in writing by outside counsel that a legal conflict exists between the Indemnified Party and the Indemnifying Party in connection with conducting the defense of the Third Party Claim; and (iv) the Indemnifying Party commits in writing to the Indemnified Party to diligently and vigorously and in good faith conduct the defense of the Third Party Claim. The Indemnified Party shall be entitled to participate in the defense of the Third Party Claim using counsel selected and retained by Indemnified Party at its own expense. Neither the Indemnified Party nor the Indemnifying Party shall settle any Third Party Claim without the prior written consent of the other Party unless (1) the claimant in such Third Party Claim provides to such other Party an unqualified release of such other Party from all liability in respect of such Third Party Claim, (2) such settlement does not involve any injunctive relief binding upon such other Party, (3) such settlement does not encumber any of the assets of such other Party or impose any restriction or

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

condition that would apply to or materially affect such other Party or the conduct of such other Party’s businesses and (4) such settlement does not involve any admission of liability or wrongdoing by such other Party.
10.3.3.    In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement other than in respect of, arising out of or involving a Third Party Claim, such Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party (including in such notice a brief description of the applicable claim(s), including damages sought or estimated, to the extent actually known by such Indemnified Party); provided, however, that failure to give such notification shall not affect the indemnification provided under Section 10.1 or Section 10.2 except to the extent the Indemnifying Party has been actually prejudiced as a result of such failure. If the Indemnifying Party does not notify the Indemnified Party within ten (10) Business Days following its receipt of such notice that the Indemnifying Party disputes the indemnity claimed by the Indemnified Party under Section 10.1 or Section 10.2, such indemnity claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability to be indemnified under Section 10.1 or Section 10.2 and the Indemnified Party shall be indemnified for the amount of the Losses stated in such notice to the Indemnified Party on demand or, in the case of any notice in which the Losses (or any portion thereof) are estimated, on such later date when the amount of such Losses (or such portion thereof) becomes finally determined.
10.4.    Special, Indirect and Other Losses.     EXCEPT (I) IN THE EVENT OF THE WILLFUL MISCONDUCT OR FRAUD OF A PARTY OR A PARTY’S BREACH OF ITS OBLIGATIONS UNDER ARTICLE 8 OR SECTION 3.10, (II) AS PROVIDED UNDER SECTION 12.13, AND (III) TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 10, NEITHER PARTY NOR ANY OF ITS AFFILIATES OR SUBLICENSEES SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY SPECIAL OR PUNITIVE DAMAGES OR FOR LOSS OF PROFITS SUFFERED BY THE OTHER PARTY.
10.5.    Insurance.     Each Party shall have and maintain such types and amounts of insurance covering its Exploitation of the Devices as is (i) normal and customary in the medical device industry generally for parties similarly situated and (ii) otherwise required by Applicable Law Upon request by the other Party, each Party shall provide to the other Party evidence of its insurance coverage. The insurance policies shall be under an occurrence form, but if only a claims-made form is available to a Party, then such Party shall continue to maintain such insurance after the expiration or termination of this Agreement in its entirety for a period of five (5) years. Notwithstanding the foregoing, GSK may self-insure in whole or in part the insurance requirements described above.
ARTICLE 11
TERM AND TERMINATION
11.1.    Term and Expiration.     This Agreement shall commence on the Effective Date and, unless earlier terminated in accordance herewith, shall continue in force and effect until the [***] anniversary of the Effective Date (such period, the “Initial Term”) and for any Renewal

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Period(s) pursuant to the following sentence. Upon such [***] anniversary, the term of this Agreement shall renew for an additional one (1)-year period and thereafter upon each subsequent anniversary for additional one (1)-year periods, if the Parties have agreed under Section 3.1.2(i) to a Renewal Development Plan for such Renewal Period (each, a “Renewal Period”).
11.2.    Termination.
11.2.1.    Material Breach. In the event that either Party (the “Breaching Party”) materially breaches any of its material obligations under this Agreement (other than a breach of Section 3.9), in addition to any other right and remedy the other Party (the “Non-Breaching Party”) may have, the Non-Breaching Party may terminate this Agreement by providing [***] days (the “Notice Period”) prior written notice (the “Termination Notice”) to the Breaching Party and specifying the breach and its claim of right to terminate; provided that the termination shall not become effective at the end of the Notice Period if the Breaching Party cures the breach specified in the Termination Notice during the Notice Period.
11.2.2.    Termination for Failure of Vendor Audit. In the event that GSK, in its reasonable discretion, determines that NeuroMetrix or any of the Critical Vendors has failed the requirements of GSK’s vendor quality audit, including, without limitation, the failure to participate in the audit, GSK may terminate this Agreement by providing [***] days prior written notice to NeuroMetrix and specifying the reason for such failure and its claim of right to terminate; provided that the termination shall not become effective at the end of such [***]-day period if (a) NeuroMetrix cures the specified breach during such [***]-day period or (b) upon mutual agreement of the Parties, [***]
11.2.3.    Termination for Failure to Achieve Development Milestones. GSK may terminate this Agreement immediately, by giving written notice if NeuroMetrix has failed to achieve [***] in accordance with the timeframe specified in the then-current Development Plan with respect to such development milestone.
11.2.4.    Termination for Failure to Comply with Anti-bribery and Anti-corruption Policies. GSK may terminate this Agreement in its entirety immediately on written notice to NeuroMetrix, if NeuroMetrix breaches its obligations under Section 9.3. NeuroMetrix shall have no claim against GSK for compensation for any loss of any nature by virtue of the termination of this Agreement in accordance with this Section 11.2.4. To the extent (and only to the extent) that the laws of the territory provide for any such compensation to be paid to NeuroMetrix upon the termination of this Agreement, NeuroMetrix hereby expressly agrees to waive (to the extent possible under the laws of the territory) or to repay to GSK any such compensation or indemnity.
11.2.5.    Termination for Failure to Agree Upon a Development Plan. Either Party may terminate this Agreement in its entirety upon [***] days’ written notice to the other Party upon the failure to agree upon a Development Plan for the [***] year of the Initial Term, as provided in Section 3.1.1(iii).
11.2.6.    Termination for Breach of Commercialization Diligence.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)    In the event that GSK breaches its obligations under Section 3.9.1 with respect to [***], NeuroMetrix may, as its exclusive remedy, terminate this Agreement with respect to [***], as applicable, by providing GSK [***] days prior written notice of such termination and specifying the basis for its termination; provided, that, the termination shall not become effective at the end of the such [***]-day period if GSK cures the breach specified in the notice during such [***]-day period by paying all potential milestone payments with respect to [***], as applicable, under Section 6.1 that have not yet been paid by GSK.
(ii)    In the event that GSK breaches its obligations under Section 3.9.1 with respect to [***], NeuroMetrix may, as its exclusive remedy, terminate this Agreement with respect to every country that is a member of either [***], by providing GSK [***] days prior written notice of such termination and specifying the basis for its termination; provided, that, the termination shall not become effective at the end of the such sixty (60)-day period if GSK cures the breach specified in the notice during such [***]-day period by paying all potential milestone payments with respect to the [***] under Section 6.1 that have not yet been paid by GSK.
11.3.    Rights in Bankruptcy.      All rights and licenses granted under or pursuant to this Agreement by GSK or NeuroMetrix are and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the Party hereto that is not a Party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, shall be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under clause (i) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party. The Parties acknowledge and agree that payments made under Section 6.1 or Section 6.2 or pursuant to the Asset Purchase Agreement shall not (x) constitute royalties within the meaning of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction or (y) relate to licenses of intellectual property hereunder.
11.4.    Consequences of Termination and Expiration.
11.4.1.    Termination by GSK.
(i)    In the event of a termination of this Agreement by GSK pursuant to Section 11.2.1 (a) the rights and licenses granted by GSK to NeuroMetrix under Section 2.1.1 through Section 2.1.3 shall become irrevocable, (b) the rights and licenses granted by NeuroMetrix to GSK under Section 2.2 shall become irrevocable, (c) GSK’s obligation to

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

make the milestone payments set forth in Section 6.1 shall immediately terminate, and (d) the Restricted Period with respect to GSK’s obligations under Section 3.10.2 shall be deemed to be terminated and the restrictions on GSK under Section 3.10.2 shall be of no further effect.
(ii)    In the event of a termination of this Agreement by GSK pursuant to Section 11.2.3 or Section 11.2.4 (a) the rights and licenses granted by GSK to NeuroMetrix under Section 2.1.1 through Section 2.1.3 shall become irrevocable, (b) the rights and licenses granted by NeuroMetrix to GSK under Section 2.2 shall become irrevocable, and (c) GSK’s obligation to make the milestone payments set forth in Section 6.1 shall immediately terminate.
(iii)    In the event of a termination of this Agreement by GSK pursuant to Section 11.2.2, (a) the rights and licenses granted by GSK to NeuroMetrix under Section 2.1.1 through Section 2.1.3 shall become irrevocable, (b) the rights and licenses granted by NeuroMetrix to GSK under Section 2.2 shall become irrevocable, (c) Section 3.9.1 (including GSK’s obligations thereunder) shall survive (provided that clause (a) of the proviso of Section 3.9.1 shall be of no effect), (d) GSK’s obligation to make the milestone payments set forth in Sections 6.1(i), 6.1(ii) and 6.1(iii) shall immediately terminate; and (e) GSK’s obligation to make the milestone payments set forth in Sections 6.1(iv) and 6.1(v) shall survive such termination; provided that (1) the applicable milestone amounts payable by GSK under Sections 6.1(iv) or 6.1(v), as applicable, shall be discounted by [***], and (2) after reducing the amount payable pursuant to the foregoing clause (1), GSK may deduct from its milestone payment the [***].
11.4.2.    Termination for Failure to Agree Upon a Development Plan. In the event of a termination of this Agreement by either Party pursuant to Section 11.2.5, (a) the rights and licenses granted by GSK to NeuroMetrix under Section 2.1.1 through Section 2.1.3 shall become irrevocable, (b) the rights and licenses granted by NeuroMetrix to GSK under Section 2.2 shall become irrevocable, (c) Section 3.9.1 (including GSK’s obligations thereunder) shall survive (provided that clause (a) of the proviso of Section 3.9.1 shall be of no effect), (d) GSK’s obligation to make the milestone payments set forth in Sections 6.1(i), 6.1(ii) and 6.1(iii) shall immediately terminate; and (e) GSK’s obligation to make the milestone payments set forth in Sections 6.1(iv) and 6.1(v) shall survive such termination.
11.4.3.    Termination by NeuroMetrix for Material Breach. In the event of a termination of this Agreement by NeuroMetrix pursuant to Section 11.2.1, (a) the rights and licenses granted by GSK to NeuroMetrix under Section 2.1.1 through Section 2.1.3 shall become irrevocable, (b) the rights and licenses granted by NeuroMetrix to GSK under Section 2.2 shall become irrevocable, (c) Section 3.9.1 (including GSK’s obligations thereunder) shall survive (provided that clause (a) of the proviso of Section 3.9.1 shall be of no effect), (d) GSK’s obligation to make the milestone payments set forth in Sections 6.1(i), 6.1(ii) and 6.1(iii) shall immediately terminate; (e) GSK’s obligation to make the milestone payments set forth in Sections 6.1(iv) and 6.1(v) shall survive such termination; and (f) the Restricted Period with respect to NeuroMetrix’s obligations under Section 3.10.1 shall be deemed to be terminated and the restrictions on NeuroMetrix under Section 3.10.1 shall be of no further effect.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.4.4.    Termination by NeuroMetrix for Breach of Commercialization Diligence. In the event of a termination of this Agreement by NeuroMetrix pursuant to Section 11.2.6 with respect to a country or group of countries (the “Terminated Territory”), (a) the rights and licenses granted by NeuroMetrix to GSK under this Agreement with respect to such Terminated Territory shall terminate, (b) GSK’s rights under any Arising Intellectual Property Rights and the GSK Background Intellectual Property in such Terminated Territory shall be automatically assigned to NeuroMetrix, (c) such Terminated Territory shall be deemed to be within the NeuroMetrix Territory, and (d) for a period of [***] years after the date such termination becomes effective with respect to such Terminated Territory, NeuroMetrix shall, in accordance with the provisions of Section 6.3, pay to GSK a royalty at the end of each Calendar Quarter on [***]; provided, that for purposes of this Section 11.4.4, the term “Device” shall also include any modifications or developments made separately by or on behalf of NeuroMetrix after the date such termination becomes effective.
11.4.5.    Expiration of the Term. Upon the later of (i) expiration of the Initial Term as provided in Section 11.1 or (ii) the conclusion (without early termination) of each Renewal Term, as applicable, (a) the rights and licenses granted by GSK to NeuroMetrix under Section 2.1.1 through Section 2.1.3 shall become irrevocable, (b) the rights and licenses granted by NeuroMetrix to GSK under Section 2.2 shall become irrevocable, (c) Section 3.9.1 (including GSK’s obligations thereunder) shall survive (provided that clause (a) of the proviso of Section 3.9.1 shall be of no effect), (d) GSK’s obligation to make the milestone payments set forth in Sections 6.1(i), 6.1(ii) and 6.1(iii) shall immediately terminate; and (e) GSK’s obligation to make the milestone payments set forth in Sections 6.1(iv) and 6.1(v) shall survive such termination.
11.5.    Remedies.     Except as otherwise expressly provided herein, termination of this Agreement in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity.
11.6.    Accrued Rights; Surviving Obligations.
11.6.1.    Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration.
11.6.2.    Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement. Without limiting the foregoing, Sections 2.1.1 through 2.1.3, 2.2, 2.3, 2.4, 3.10 (in accordance with its terms), 6.3, 6.4, 6.5, 6.6, 6.7, 6.8, 11.2, 11.3 and 11.4, 11.5 and this Section 11.6 and Articles 1, 7, 8, 10 and 12 of this Agreement shall survive the termination or expiration of this Agreement for any reason. In addition, (A) the provisions of Article 4 and Section 3.7 shall survive (a) until the end of the Initial Term following termination pursuant to Section 11.2.5, and (b) for a period of [***] months following any other termination, expiration or non-renewal pursuant to Section 11.1 or Section 11.2; (B) Section 6.1 shall survive according to the provisions of Section 11.4; (C) Section 3.9 shall survive according to the provisions of Section 11.4; (D) NeuroMetrix’s obligations under Section 2.5.2 shall survive until the later of (1) termination or expiration of this Agreement and (2) the termination of any payment obligations of GSK pursuant to this Agreement; and (E) the

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

provisions of Section 5.3 shall survive for a period of [***] years following the termination or expiration of this Agreement.
ARTICLE 12
MISCELLANEOUS
12.1.    Rules of Construction    . The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and have together drafted this Agreement and, therefore, waive the application of any Applicable Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
12.2.    Notices    . All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given and received (a) upon receipt, if delivered personally, (b) three Business Days after deposit in the mail, if sent by registered or certified mail, (c) on the next Business Day after deposit with an overnight courier, if sent by overnight courier, (d) upon transmission, if sent by facsimile or email transmission prior to 6:00 p.m., local time, in the place of receipt and receipt is confirmed or (e) on the next Business Day following transmission, if sent by facsimile or email transmission after 6:00 p.m., local time, in the place of receipt and receipt is confirmed; provided that the notice or other communication is sent to the address, facsimile number or email address set forth beneath the name of such Party below (or to such other address, facsimile number or email address as such Party shall have specified in a written notice to the other Party):
if to GSK, to:
Novartis Consumer Healthcare, S.A.
Route de L'Etraz,
            1260 Nyon
            Switzerland
Attn:  Mark P. Van Emst, Esq.,
Assistant General Counsel
Email: mark.p.van-emst@gsk.com

and:

GlaxoSmithKline
980 Great West Road
Brentford, Middlesex TW8 9GS, UK
Attn:  Senior Vice President, Consumer Healthcare Business Development
Email:  Chris.Harley-Martin@gsk.com

with copies (which shall not constitute notice) to:
GlaxoSmithKline
980 Great West Road
Brentford, Middlesex TW8 9GS, UK

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attn: Corporate Secretariat
Email: paul.y.williamson@gsk.com

and:

GlaxoSmithKline LLC
709 Swedeland Road
King of Prussia, PA 19406, USA
Attn: Vice President and Associate General Counsel, Legal Corporate                 Functions-Business Development Transactions
Email: lisa.a.demarco@gsk.com

and:

Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018
Attention:    Jack S. Bodner
Fax: (646) 441-9079
Email: jbodner@cov.com
if to NeuroMetrix, to:
NeuroMetrix, Inc.
1000 Winter St.
Waltham MA 02451
Attention: Shai N. Gozani
Fax: 781-663-3820
Email: Shai_Gozani@neurometrix.com
with a copy (which shall not constitute notice) to:
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC
One Financial Center
Boston, MA 02111
Attention: John A. Dellapa
Fax: (617) 542-2241
Email: jadellapa@mintz.com
12.3.    Consents and Approvals    . For any matter under this Agreement requiring the consent or approval of either Party to be valid and binding on the Party, such consent or approval must be in writing.
12.4.    Counterparts    . This Agreement may be executed in one or more counterparts (including by facsimile or electronic transmission in .pdf, .tiff or any similar format),

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.
12.5.    Entire Agreement    . Before signing this Agreement, the Parties had numerous conversations, including preliminary discussions, formal negotiations and informal conversations at meals and social occasions, and have generated correspondence and other writings, in which the Parties discussed the transactions contemplated by this Agreement and the Asset Purchase Agreement and their goals and objectives related thereto. In such conversations and writings, individuals representing the Parties may have expressed their judgments and beliefs concerning the intentions, capabilities, and practices of the Parties, and may have forecasted future events. The Parties recognize that such conversations and writings often involve an effort by both Parties to present a positive and optimistic outlook about the prospects for a transaction such as the contemplated transactions. However, the Parties also recognize that business transactions contain an element of risk, as do the contemplated transactions, and that it is normal business practice to limit the legal obligations of contracting parties to only those promises and representations which are essential to their transaction so as to provide certainty as to their respective future rights and remedies. Accordingly, other than the Transaction Agreements (as defined the Asset Purchase Agreement), the Confidentiality Agreements, and the other related documents, this Agreement is intended to define the full extent of the legally enforceable undertakings of the Parties, and no promise or representation, written or oral, which is not set forth explicitly in this Agreement is intended by either Party to be legally binding. Each of the Parties acknowledges that, in deciding to enter into this Agreement and to consummate the contemplated transactions, none of them has relied upon any statements or representations, written or oral, other than those explicitly set forth herein or therein.
12.6.    No Third-Party Beneficiaries    . This Agreement and other related documents are not intended to and do not confer upon any Person other than the Parties any legal or equitable rights.
12.7.    Assignment    . Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by either of the Parties without the prior written consent of the other Party, and any assignment without such consent shall be null and void, except that (a) GSK, upon prior written notice to NeuroMetrix, may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any of its Affiliates, but no such assignment shall relieve GSK of any of its obligations hereunder; provided that any such assignee of GSK shall be primarily liable with respect to the obligations hereunder and the liability of GSK shall be secondary; and (b) NeuroMetrix or GSK and its Affiliates, as applicable, may assign, in their sole discretion, all their rights, interests and obligations under this Agreement to a Third Party in connection with any transaction or series of transactions in which such Third Party directly or indirectly acquires the Business, the Device or the other assets purchased under the Asset Purchase Agreement (whether by merger, stock sale or other similar transaction) or substantially all its assets or business. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.8.    GOVERNING APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE APPLICABLE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE APPLICABLE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF APPLICABLE LAWS THEREOF.
12.9.    Enforcement    .
12.9.1.    Each Party irrevocably submits to the exclusive jurisdiction of (i) the state courts of New York located in New York County, and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated herein. Each Party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the state courts of New York located in New York County. Each Party further agrees that service of any process, summons, notice or document by the U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 12.9. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (x) the state courts of New York located in New York County, and (y) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
12.9.2.    EACH PARTY WAIVES ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY. Each Party certifies that no representative, agent or attorney of the other Party has represented, expressly or otherwise, that such Party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other Party has been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 12.9.2.
12.9.3.    Except for purposes of any right to indemnity under Article 10, each Party waives (i) with the exception of relief mandated by statute, any claim to punitive, exemplary, or multiplied damages and (ii) any claim for attorney fees, costs and prejudgment interest.
12.9.4.    The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at Applicable Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the state courts of New York located in New York County, and the United States District Court for the Southern District of New York, this being in addition to any other remedy to which they are entitled at Applicable Law or in equity and as further set forth in this Section 12.9.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.10.    Severability    . If any term or other provision of this Agreement or any related document is invalid, illegal or incapable of being enforced by any rule of Applicable Law or public policy, all other conditions and provisions of this Agreement or such related document shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement or such related document so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
12.11.    Amendment    . This Agreement may be amended by the Parties at any time by an instrument in writing signed on behalf of each of the Parties.
12.12.    Extension; Waiver    . As it relates to any obligation under this Agreement or any related document to be performed at any time after the Effective Date, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) to the extent permitted by Applicable Law, waive any inaccuracies in the representations and warranties contained herein or in any related document or (c) to the extent permitted by Applicable Law, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of either Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.
12.13.    Equitable Relief.     Each Party acknowledges and agrees that the restrictions set forth in Section 3.10 and Articles 7 and 8 are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions and that any breach or threatened breach of any provision of such Section or Articles may result in irreparable injury to such other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of such Section or Articles, the non-breaching Party shall be authorized and entitled to seek from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance and an equitable accounting of all earnings, profits and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity. Both Parties agree to waive any requirement that the other (i) post a bond or other security as a condition for obtaining any such relief and (ii) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy. Nothing in this Section 12.13 is intended or should be construed, to limit either Party’s right to equitable relief or any other remedy for a breach of any other provision of this Agreement.

[SIGNATURE PAGE FOLLOWS.]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the date first written above.

NOVARTIS CONSUMER HEALTH S.A.	NEUROMETRIX, INC.
By: /s/ M.P. van Ernst Name: M.P. van Ernst Title: Legal Director	By: /s/ Shai Gozani Name: Shai Gozani Title: President & CEO
By: /s/ Marianne Lysses Name: Marianne Lysses Title: Senior Legal Counsel Novartis Consumer Health S.A. CH – 1260 Nyon 1

Schedule 1.10
[***], 2 pages

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.27
Critical Vendors
[***], 1 page

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.50
FTE Rate
[***], 1 page

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.78
[***], 7 pages

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 3.1.1
Development Plan
[***], 1 page

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 3.8.1
Current Open Source Software
[***], 1 page

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 4.1.3

[***], 1 page

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 4.1.4

[***], 1 page

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 4.2

[***], 1 page

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 9.3.1
PREVENTION OF CORRUPTION – THIRD PARTY GUIDELINES
The GSK Anti-Bribery and Corruption Policy (POL-GSK-007) requires compliance with the highest ethical standards and all anti-corruption laws applicable in the countries in which GSK (whether through a third party or otherwise) conducts business. POL-GSK-007 requires all GSK employees and any third party acting for or on behalf of GSK to ensure that all dealings with third parties, both in the private and government sectors, are carried out in compliance with all relevant laws and regulations and with the standards of integrity required for all GSK business. GSK values integrity and transparency and has zero tolerance for corrupt activities of any kind, whether committed by GSK employees, officers, or third-parties acting for or on behalf of the GSK.
Corrupt Payments – GSK employees and any third party acting for or on behalf of GSK, shall not, directly or indirectly, promise, authorize, ratify or offer to make or make any “payments” of “anything of value” (as defined in the glossary section) to any individual (or at the request of any individual) including a “government official” (as defined in the glossary section) for the improper purpose of influencing or inducing or as a reward for any act, omission or decision to secure an improper advantage or to improperly assist the company in obtaining or retaining business.
Government Officials – Although GSK´s policy prohibits payments by GSK or third parties acting for or on its behalf to any individual, private or public, as a “quid pro quo” for business, due to the existence of specific anticorruption laws in the countries where we operate, this policy is particularly applicable to “payments” of “anything of value” (as defined in the glossary section), or at the request of, “government officials” (as defined in the glossary section).
Facilitating Payments – For the avoidance of doubt, facilitating payments (otherwise known as “greasing payments” and defined as payments to an individual to secure or expedite the performance of a routine government action by government officials) are no exception to the general rule and therefore prohibited.

GLOSSARY
The terms defined herein should be construed broadly to give effect to the letter and spirit of the ABAC Policy. GSK is committed to the highest ethical standards of business dealings and any acts that create the appearance of promising, offering, giving or authorizing payments prohibited by this policy will not be tolerated.
Anything of Value: this term includes cash or cash equivalents, gifts, services, employment offers, loans, travel expenses, entertainment, political contributions, charitable donations, subsidies, per diem payments, sponsorships, honoraria or provision of any other asset, even if nominal in value.
Payments: this term refers to and includes any direct or indirect offers to pay, promises to pay, authorizations of or payments of anything of value.

Government Official shall mean:

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

•	Any officer or employee of a government or any department, agency or instrument of a government;

•	Any person acting in an official capacity for or on behalf of a government or any department, agency, or instrument of a government;

•	Any officer or employee of a company or business owned in whole or part by a government;

•	Any officer or employee of a public international organization such as the World Bank or United Nations;

•	Any officer or employee of a political party or any person acting in an official capacity on behalf of a political party; and/or any candidate for political office.

75471492v.1

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.